                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            dated as of May 28, 1999

                                  by and among

                              CMI INDUSTRIES, INC.

                            the Lenders named herein

                                       and

                           BANKBOSTON, N.A., as Agent

                               TABLE OF CONTENTS*

                                                                                                     Page
                                                                                                     ----

 ARTICLE I. - DEFINITIONS .........................................................................    1

    SECTION 1.1 Definitions .......................................................................    1
    SECTION 1.2 General ...........................................................................    1
    SECTION 1.3 Other Definitions and Provisions ..................................................    2

 ARTICLE II. - REVOLVING CREDIT FACILITY ..........................................................    2

    SECTION 2.1 Revolving Credit Loans . ..........................................................    2
    SECTION 2.2 Manner of Borrowing Revolving Credit Loans ........................................    3
    SECTION 2.3 Repayment of Revolving Credit Loans ...............................................    4
    SECTION 2.4 Revolving Credit Notes ............................................................    5
    SECTION 2.5 Termination of Revolving Credit Facility ..........................................    5
    SECTION 2.6 Voluntary Reduction of Revolving Credit Facility; Termination of Agreement ........    5

 ARTICLE III. - LETTER OF CREDIT FACILITY AND INTEREST RATE PROTECTION OBLIGATIONS ................    7

    SECTION 3.1 Letter of Credit Facility .........................................................    7
    SECTION 3.2 Method of Issuance of Letters of Credit ...........................................    7
    SECTION 3.3 Drawings; Interest Rate Protection Obligations ....................................    7
    SECTION 3.4 Letter of Credit Reimbursement; IRPA Obligation Reimbursement .....................   10
    SECTION 3.5 Supporting Letter of Credit; Cash Collateral Account ..............................   11

 ARTICLE IV. - GENERAL LOAN PROVISIONS ............................................................   13

    SECTION 4.1 Interest ..........................................................................   13
    SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans ..........................   14
    SECTION 4.3 Commitment, Agency and Letter of Credit Fees ......................................   14
    SECTION 4.4 Manner of Payment .................................................................   15
    SECTION 4.5 General ...........................................................................   16
    SECTION 4.6 Statements of Account .............................................................   16
    SECTION 4.7 Fees Not Interest .................................................................   17
    SECTION 4.8 Nature of Obligations of Lenders to Make Loans; Assumption by Agent................   17
    SECTION 4.9 Changed Circumstances .............................................................   17
    SECTION 4.10 Payments Not at End of Interest Period ...........................................   18

 ARTICLE V. - CONDITIONS PRECEDENT ................................................................   20

    SECTION 5.1 Conditions Precedent to Effectiveness .............................................   20
    SECTION 5.2 All Loans .........................................................................   22
    SECTION 5.3 Conditions as Covenants ...........................................................   22

         * This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

 ARTICLE VI. - REPRESENTATIONS AND WARRANTIES OF BORROWER ..................................   23
    SECTION 6.1 Representations and Warranties .............................................   23
    SECTION 6.2 Survival of Representations and Warranties. Etc ............................   28

 ARTICLE VII. - SECURITY INTEREST ..........................................................   30

    SECTION 7.1 Security Interest ..........................................................   30
    SECTION 7.2 Continued Priority of Security Interest ....................................   30

 ARTICLE VIII.- COLLATERAL COVENANTS .......................................................   32

    SECTION 8.1 Collection of Receivables . ................................................   32
    SECTION 8.2 Verification and Notification . ............................................   33
    SECTION 8.3 Adjustments ................................................................   33
    SECTION 8.4 Invoices ...................................................................   33
    SECTION 8.5 Delivery of Instruments ....................................................   33
    SECTION 8.6 Returned Goods .............................................................   33
    SECTION 8.7 Ownership and Defense of Title .............................................   33
    SECTION 8.8 Insurance ..................................................................   34
    SECTION 8.9 Location of Offices and Collateral .........................................   34
    SECTION 8.10 Records Relating to Collateral. The Borrower will at all times: ...........   35
    SECTION 8.11 Information and Reports ...................................................   35

 ARTICLE IX. - AFFIRMATIVE COVENANTS .......................................................   37

    SECTION 9.1 Preservation of Corporate Existence and Similar Matters ....................   37
    SECTION 9.2 Compliance with Applicable Law .............................................   37
    SECTION 9.3 Maintenance of Property ....................................................   37
    SECTION 9.4 Conduct of Business ........................................................   37
    SECTION 9.5 Insurance ..................................................................   37
    SECTION 9.6 Payment of Taxes and Claims ................................................   38
    SECTION 9.7 Accounting Methods and Financial Records ...................................   38
    SECTION 9.8 Visits and Inspections .....................................................   38
    SECTION 9.9 Use of Proceeds ............................................................   39
    SECTION 9.10 Hazardous Waste and Substances: Environmental Requirements ................   39
    SECTION 9.11 ERISA .....................................................................   39
    SECTION 9.12 Year 2000 .................................................................   39
    SECTION 9.13 Notification of IRPA and Swap Reserves ....................................   40

 ARTICLE X. - INFORMATION ..................................................................   41

    SECTION 10.1 Financial Statements . ....................................................   41
    SECTION 10.2 Accountants' Certificate ..................................................   42
    SECTION 10.3 Officer's Certificate .....................................................   42
    SECTION 10.4 Copies of Other Reports ...................................................   42
    SECTION 10.5 Notice of Litigation and Other Matters ....................................   43
    SECTION 10.6 Accuracy of Information ...................................................   43
    SECTION 10.7 Revisions or Updates to Schedules .........................................   43

 ARTICLE XI. - NEGATIVE COVENANTS ..........................................................   44

    SECTION 11.1 Financial Covenants .............................      44
    SECTION 11.2 Indebtedness for Money Borrowed .................      44
    SECTION 11.3 Guaranties ......................................      45
    SECTION 11.4 Acquisitions; Investments .......................      45
    SECTION 11.5 Restricted Dividend Payments and Purchases, Etc..      45
    SECTION 11.6 Transactions with Insiders ......................      45
    SECTION 11.7 Liens ...........................................      46
    SECTION 11.8 Merger, Consolidation and Disposition of Assets..      46
    SECTION 11.9 Plans ...........................................      46
    SECTION 11.10 Sales and Leasebacks ...........................      46
    SECTION 11.11 Prepayments of Indebtedness for Money Borrowed..      46
    SECTION 11.12 Amendment of Indenture .........................      47

 ARTICLE XII. - DEFAULT ..........................................      48

    SECTION 12.1 Events of Default ...............................      48
    SECTION 12.2 Remedies ........................................      51
    SECTION 12.3 Application of Proceeds .........................      54
    SECTION 12.4 Power of Attorney ...............................      54
    SECTION 12.5 Miscellaneous Provisions Concerning Remedies ....      55
    SECTION 12.6 Cash Collateral Account .........................      56

 ARTICLE XIII. - THE AGENT .......................................      58

    SECTION 13.1 Appointment .....................................      58
    SECTION 13.2 Delegation of Duties ............................      58
    SECTION 13.3 Exculpatory Provisions ..........................      58
    SECTION 13.4 Reliance by Agent ...............................      58
    SECTION 13.5 Notice of Default ...............................      59
    SECTION 13.6 Non-Reliance on Agent and Other Lenders .........      59
    SECTION 13.7 Indemnification .................................      60
    SECTION 13.8 Agent in Its Individual Capacity ................      60
    SECTION 13.9 Successor Agent .................................      60

 ARTICLE XIV. - MISCELLANEOUS ....................................      61

    SECTION 14.1 Notices .........................................      61
    SECTION 14.2 Expenses ........................................      61
    SECTION 14.3 Stamp and Other Taxes ...........................      62
    SECTION 14.4 Setoff ..........................................      62
    SECTION 14.5 Litigation ......................................      63
    SECTION 14.5  A Waiver Of Trial By Jury ......................      63
    SECTION 14.6 Reversal of Payments ............................      63
    SECTION 14.7 Injunctive Relief ...............................      64
    SECTION 14.8 Accounting Matters ..............................      64
    SECTION 14.9 Successors and Assigns; Participations ..........      64
    SECTION 14.10 Amendments .....................................      66
    SECTION 14.11 Performance of Borrower's Duties ...............      67
    SECTION 14.12 Indemnification ................................      67


    SECTION 14.13. All Powers Coupled with Interest ..............      68
    SECTION 14.14. Survival ......................................      68
    SECTION 14.15. Titles and Captions ...........................      68
    SECTION 14.16. Severability of Provisions . ..................      68
    SECTION 14.17. Governing Law .................................      68
    SECTION 14.18. Counterparts ..................................      68
    SECTION 14.19. Reproduction of Documents .....................      68
    SECTION 14.20. Term of Agreement .............................      69
    SECTION 14.21. Adjustments ...................................      69
    SECTION 14.22. Increased Capital . ...........................      69
    SECTION 14.23. Representation of Lenders .....................      70
    SECTION 14.24. Effect of Effectiveness of this Agreement .....      70

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                            dated as of May 28, 1999

                                  by and among

                              CMI INDUSTRIES, INC.

                            the Lenders named herein

                                      and

                           BANKBOSTON, N.A., as Agent

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of May 28, 1999 by and among CMI INDUSTRIES, INC., a Delaware corporation, the financial institutions party to this Agreement from time to time as the Lenders, and BANKBOSTON, N.A., as agent for the Lenders.

                              PRELIMINARY STATEMENT

         CMI Industries, Inc. ("CMI"), BankBoston, N.A. (f/k/a The First National Bank of Boston), as a lender and as the agent for the lenders thereunder, Wachovia Bank, N.A. (f/k/a Wachovia Bank of South Carolina, N.A.) and NationsBank, N.A. are parties to a Loan and Security Agreement dated as of March 19, 1996 (as amended to date, the "Existing Loan Agreement").

         At the request of CMI, BankBoston, N.A. and NationsBank, N.A. have agreed (1) to permit Wachovia Bank, N.A. to be paid in full under the Existing Loan Agreement and thereafter (2) to decrease the amount available to be borrowed by CMI on a revolving credit basis, (3) to consent to certain stock repurchases and debt redemptions by CMI, (4) to modify certain covenants and (5) to make certain other changes to the Existing Loan Agreement, and for the convenience of the parties, have elected to effect such modifications and other changes by amending and restating the Existing Loan Agreement in its entirety as hereinafter set forth, upon and subject to all of the terms, conditions and provisions hereof.

         Accordingly, in consideration of the Existing Loan Agreement, the financial accommodations outstanding thereunder, the mutual promises hereinafter set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. Definitions. The definitions of certain terms used in this Agreement are set forth in Appendix I hereto.

         SECTION 1.2 General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code in effect from time to time in the State of Georgia or other appropriate jurisdiction. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Wherever in this Agreement there shall be a reference to articles of incorporation or bylaws or shareholder agreements with respect to a Subsidiary which is a limited liability company, the reference shall be deemed to include articles of organization, operating agreements and any other agreement among members and managers, as such.

         SECTION 1.3 Other Definitions and Provisions.

                  (a) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Appendix, Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                                  ARTICLE II.

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each of the Lenders, severally but not jointly, agrees to make Revolving Credit Loans to the Borrower from time to time from the Effective Date through the Termination Date, as requested by the Borrower in accordance with the terms of Section 2.2; provided, however, that (a) the aggregate principal amount of all Outstanding Revolving Credit Loans (after giving effect to the amounts requested) shall not exceed the lesser of: (i) the Revolving Facility Amount and (ii) the Borrowing Base, and (b) the principal amount of Outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed in the aggregate an amount equal to such Lender's Revolving Facility Percentage of the Revolving Facility Amount. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Facility Percentage of the aggregate principal amount of Revolving Credit Loans requested or deemed requested on each occasion. It is expressly understood and agreed that the Lenders may and at present intend to use the lesser of the amounts referred to in the foregoing subclauses (i) and (ii) as a maximum ceiling on Revolving Credit Loans; provided, however, that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to Section 2.3(a), (c), (d) or
(e) may be reborrowed by the Borrower in accordance with the terms of this
Section 2.1. The Agent is hereby authorized to, and shall, record each repayment of principal of the Revolving Credit Loans in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

         SECTION 2.2 Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

                  (a) Requests for Borrowing. A request for a borrowing shall be made, or shall be deemed to be made, in the following manner:

                           (i) with respect to each Revolving Credit Loan, the
                  Borrower shall give the Agent prior written notice (a "Notice of Borrowing/Conversion/Continuation") not later than 2:00 p.m. (Boston time) on (x) the date of each Base Rate Loan, and
                  (y) the third Business Day before each Eurodollar Loan, of its intention to borrow, specifying

                                    (A) the date of such borrowing, which shall
                           be a Business Day,

                                    (B) the aggregate amount of such borrowing,

                                    (C) whether the Loans are to be Eurodollar
                           Loans or Base Rate Loans, and

                                    (D) in the case of a Eurodollar Loan, the
                           duration of the Interest Period applicable thereto, and

                          (ii) unless payment is otherwise made by the Borrower,
                  the becoming due of any amount required to be paid under this Agreement or any Note as interest shall be deemed to be a request for a borrowing on the due date in the amount required to pay such interest, and

                          (iii) unless payment is otherwise made by the
                  Borrower, the becoming due of any other Secured Obligations shall be deemed to be a request for a borrowing on the due date in the amount then so due, such request shall be irrevocable and the Agent will notify the Borrower of the amount of any such borrowing;

provided, that if any notice referred to in clause (i) above is received after 2:00 p.m. (Boston time) on the proposed borrowing date, the proposed borrowing will be postponed automatically for one Business Day. The Agent shall promptly notify the Lenders of such notice. Not later than 3:00 p.m. (Boston time) on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the office of the Agent in funds immediately available to the Agent, such Lender's Revolving Facility Percentage of the Revolving Credit Loans to be made on such borrowing date. Notwithstanding any other provision hereof, the Borrower shall not have outstanding at any time more than ten (10) Loans which are Eurodollar Loans.

                  (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

                           (i) the amount of funds with respect to each
                  borrowing requested under Section 2.2(a) (i) and made available by the Lenders to the Agent in accordance with subsection (a) of this Section 2.2 shall be disbursed by the Agent in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing in accordance with the terms of the letter from the Borrower to the Agent referred to in Section 5.1(a)(xii), and
                  (B) in the case of each subsequent borrowing by wire transfer to the Designated Deposit Account or such other account as may be agreed upon by the Borrower and the Agent from time to time, with the Agent using its reasonable best efforts to initiate any such wire transfer no later than 3:00 p.m., Boston time, on the borrowing date determined in accordance with Section 2.2(a), and

                           (ii) the proceeds of each borrowing requested under
                  Sections 2.2(a)(ii) or (iii) shall be disbursed by the Agent by way of direct payment of the relevant interest or other Secured Obligation, as the case may be.

         SECTION 2.3 Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

                  (a) The Borrower hereby irrevocably instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to
         Section 8.1.

                  (b) The outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, together with all accrued but unpaid interest thereon, on the Termination Date.

                  (c) If at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the lesser of the amounts referred to in subclauses (i) and (ii) of Section 2.1, determined at such time in accordance with Section 2.1, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess.

                  (d) The Borrower shall prepay the Revolving Credit Loans made to the Borrower hereunder in an amount equal to the amount by which the Borrower's Free Cash on Hand exceeds, at the close of business on the last Business Day of any calendar week, $6,000,000; such mandatory prepayment being due and payable on the first Business Day following the Business Day on which Free Cash on Hand exceeds $6,000,000.

                  (e) The Borrower may, at its option, at any time or from time to time, prepay (i) the Base Rate Revolving Credit Loans and (ii) subject to compliance with the provisions of Section 4.10, the Eurodollar Rate Revolving Credit Loans, made to the Borrower hereunder as a whole or in part, without premium or penalty; provided that the

         Agent may require one (1) Business Day's written, facsimile or telephonic notice to the Agent of such prepayments. All optional prepayments of principal of Revolving Credit Loans shall be made to the Agent and applied among the Lenders based upon their respective Revolving Facility Percentages.

         SECTION 2.4 Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a Revolving Credit Note in the form of Exhibit A payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Facility Percentage of the Revolving Credit Facility or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest thereon. Each Revolving Credit Note shall be dated the Agreement Date and be duly and validly executed and delivered by the Borrower.

         SECTION 2.5 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the Termination Date.

         SECTION 2.6 Voluntary Reduction of Revolving Credit Facility; Termination of Agreement.

                  (a) The Borrower shall have the right, at any time and from time to time, upon at least three Business Days' prior irrevocable, written notice to the Agent, to reduce permanently all or a portion of the Revolving Facility Amount; provided, however, that any such reduction shall be made in an amount not less than $2,000,000 or increments of $1,000,000 in excess thereof and shall not reduce the Revolving Credit Facility below the sum of (i) the amount of the aggregate Stated Amount of all Letters of Credit outstanding and the amount of any unreimbursed Drawings under Letters of Credit at such time, less the amount of cash Collateral and the amount available to be drawn under any Supporting Letter of Credit furnished in accordance with the provisions of Section 3.5 and held by the Agent at such time,
         (ii) the Swap Reserve and (iii) the Interest Rate Exposure Reserve. As of the date of reduction set forth in such notice, the Revolving Facility Amount shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay the amount necessary to reduce the amount of the Revolving Credit Loans outstanding under the Revolving Credit Facility to the Revolving Facility Amount as so reduced, together with accrued interest on the amounts so prepaid. In the event of such reduction, each Lender's Revolving Facility Percentage Amount shall be reduced in an amount equal to such Lender's Revolving Facility Percentage of the amount of such reduction.

                 (b) In connection with any such permanent reduction of the Revolving Credit Facility to zero accompanied by repayment in full of all outstanding Revolving Credit Loans, termination in accordance with its terms of any Interest Rate Protection Agreement and any Swap and payment of any and all amounts owing thereunder, and any payment or delivery of a Supporting Letter of Credit required in compliance with the provisions of Section 3.5 (as if the date of reduction and repayment were the Termination Date) prior to January 1, 2002, the Borrower shall also pay to the Agent, for the ratable benefit of the Lenders, a fee in an amount equal to one percent (1%) of the Revolving Facility Amount in effect on January 1, 2001 or on the date of such termination, if earlier, except that such fee shall not be payable under any of the following circumstances: (i) the Agent is the agent of or a significant participant in a credit facility which the Borrower enters into essentially contemporaneously with such repayment or termination; or (ii) such repayment and termination occur in connection with a Change in Control; or (iii) such repayment and termination occur in connection with the acquisition by one or more Persons who are or whose equity owners include shareholders of the Borrower as of the date of this Agreement of a majority of the voting stock or all or substantially all of the assets of the Borrower, whether by merger, stock or asset acquisition, or (iv) such repayment and termination occur in connection with the consummation by the Borrower of any other merger, stock or asset acquisition, redemption or repurchase of the capital stock of the Borrower, or other business combination in which a refinancing is contemplated that either
(a) requires more than the sum of Availability at such time plus an amount in the Borrower's reasonable judgment equal to its borrowing requirements for ongoing working capital needs, or (b) does not require more than the sum of Availability at such time plus an amount in the Borrower's reasonable judgment equal to its borrowing requirements for ongoing working capital needs, but the Agent and the Lenders do not consent to such transaction on terms reasonably acceptable to the Borrower. Upon completion of any such repayment and termination, except as otherwise contemplated by Section 3.5, this Agreement and the obligation of the Lenders to make Loans hereunder shall terminate and the Agent, at the Borrower's expense, shall execute and deliver such documents and instruments as the Borrower may reasonably request and as are necessary to evidence the release of the Security Interest.

                                  ARTICLE III.

                          LETTER OF CREDIT FACILITY AND
                       INTEREST RATE PROTECTION AGREEMENTS

         SECTION 3.1 Letter of Credit Facility. Subject to the terms and conditions hereof, each Facing Bank severally agrees to issue for the account of the Borrower one or more documentary or standby nontransferable letters of credit, in form and substance satisfactory to the Designated Facing Bank in its sole discretion, from and including the Effective Date to the Termination Date, up to a maximum aggregate Stated Amount at any one time outstanding equal to $5,000,000; provided, however, that the Stated Amount of any Letter of Credit issued pursuant to this Section 3.1 shall not exceed the lesser of (a) the Revolving Facility Amount less the outstanding Revolving Credit Loans and (b) the Borrowing Base less all outstanding Revolving Credit Loans.

         SECTION 3.2 Method of Issuance of Letters of Credit.

                  (a) The Borrower shall give the Agent and the Designated Facing Bank written notice or telephonic notice confirmed in writing at least five (5) Business Days prior to the requested Date of Issuance of a Letter of Credit. Such notice shall specify (i) the Stated Amount,
         (ii) the requested Date of Issuance, (iii) the Beneficiary and the address at which the Letter of Credit is to be delivered to the Beneficiary, (iv) the Expiration Date, which Date shall not be later than the Termination Date, (v) a description or copies of the stipulated documents, if any, against which payment under such Letter of Credit is conditioned, (vi) the anticipated Payment Date, which Date shall not be later than the Termination Date, (vii) the name of the Facing Bank, and (viii) such other information as the Designated Facing Bank shall reasonably request in connection with the issuance of such Letter of Credit.

                  (b) provided the Borrower has given the notice prescribed by
         Section 3.2(a) and subject to the other terms and conditions of this Agreement, the Designated Facing Bank shall issue the Letter of Credit on the Date of Issuance for the benefit of the stipulated Beneficiary and the Designated Facing Bank shall deliver the original of such Letter of Credit to the Beneficiary at the address specified in such notice. The Designated Facing Bank shall deliver a copy of each Letter of Credit to the Borrower and the Agent within a reasonable time after the Date of Issuance thereof and shall notify the Lenders in writing of the terms of the Letter of Credit.

         SECTION 3.3 Drawings; Interest Rate Protection Obligations.

                  (a) Upon a Drawing by a Beneficiary on a Letter of Credit or the occurrence of an IRPA Obligation, the Designated Facing Bank or the Agent, as the case may be, shall immediately notify the Lenders and the Borrower of such Drawing or IRPA Obligation. Such notice shall specify either (a) the Beneficiary, the Letter of Credit, the aggregate amount of the Drawing, and shall be accompanied by copies of any documentation presented by the Beneficiary in connection with the Drawing or (b) the amount of any such IRPA Obligation.

                  (b) Each Lender severally agrees that it shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default or any condition precedent whatsoever, to the extent of such Lender's Revolving Facility Percentage of the amount of any Drawing or IRPA Obligation, to reimburse the Designated Facing Bank or the Agent, as the case may be, on demand, the amount of each Drawing paid by the Designated Facing Bank or IRPA Obligation to the extent such amount is not reimbursed or paid by the Borrower pursuant to Section 3.4. Each Lender's obligation to reimburse the Designated Facing Bank or to pay the Agent, as the case may be, pursuant to this subsection shall not be affected or limited in any way by any circumstance, including without limitation,
         (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Designated Facing Bank, the Borrower, any Beneficiary of any Letter of Credit, the Agent, or any other Person whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default (including any Event of Default described in Section 12.1
         (g) or (h)); (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower, the Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, provided, however, that no Lender shall be obligated to reimburse the Designated Facing Bank pursuant to this Section if the Designated Facing Bank has made payment pursuant to a Drawing that does not strictly comply with the terms of such Letter of Credit with respect to such Drawing (whether by reason of the presentment of insufficient or non-complying documents or otherwise). Each Lender's obligation to reimburse the Designated Facing Bank or the Agent, as the case may be, shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Reimbursement Obligation of the Borrower is rescinded or must otherwise be restored or returned by the Designated Facing Bank or the Agent upon the occurrence of any event described in Section 12.1 (g) or (h).

                  (c) Each such payment made by a Lender pursuant to Section 3.3(b) shall be treated as the purchase by such Lender of a participating interest in the Borrower's reimbursement and payment obligations under Section 3.4 in an amount equal to such payment. Each Lender, so long as it has made the payment required to be made by it pursuant to Section 3.3(b), shall share in accordance with its Revolving Facility Percentage in any interest which accrues pursuant to
         Section 3.4(a)(ii).

                  (d) If and to the extent that a Lender shall fail to make available to the Designated Facing Bank or the Agent, as the case may be, the amount required to be paid by such Lender pursuant to Section 3.3(b), (i) the Agent or the Designated Facing Bank, as the case may be, shall be subrogated to the rights under this Agreement of the Lender so failing to make available such amount to the extent of such failure and shall thereafter (until such defaulting Lender shall make such amount available) be entitled to the voting rights of such defaulting Lender under this Agreement and (ii) such unpaid or unreimbursed amount shall bear interest from the date of demand therefor until paid at the

         Base Rate for the account of the Designated Facing Bank or the Agent, as the case may be.

                  (e) The relationship between the Designated Facing Bank and the other Lenders shall be that of principal and agent only and nothing herein shall be construed to deem the Designated Facing Bank a trustee for any other Lender nor to impose duties or obligations other than as expressly provided for herein. As to any matters not expressly provided for by the Loan Documents, with respect to matters relating to a Letter of Credit, the Designated Facing Bank shall act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Revolving Credit Notes; provided, however, that the Designated Facing Bank shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any other Loan Document or the Letter of Credit or Applicable Law.

                  (f) Neither the Designated Facing Bank, nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Letter of Credit issued by the Designated Facing Bank, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, such Designated Facing Bank: (a) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any other Lender with respect to such Letter of Credit; and (c) except as otherwise provided in Section 3.3(b), shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) delivered or given to it in connection with such Letter of Credit believed by it to be genuine and signed or sent by the proper party or parties.

                  (g) Each other Lender expressly acknowledges that neither the Designated Facing Bank nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made, or will make, any representations or warranties to such Lender and that no act by the Designated Facing Bank hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Designated Facing Bank to any Lender. Each other Lender acknowledges that it has, independently and without reliance upon the Designated Facing Bank, and based on the financial statements of the Borrower, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby.

                  (h) The other Lenders agree to indemnify the Designated Facing Bank (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with the Lenders' respective Revolving Facility

         Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Designated Facing Bank in any way relating to or arising out of each Letter of Credit issued by the Designated Facing Bank or any action taken or omitted by the Designated Facing Bank; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Designated Facing Bank. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Designated Facing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Designating Facing Bank in connection with the administration or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, each Letter of Credit issued by the Designated Facing Bank, to the extent that such Facing Bank is not reimbursed for such expenses by the Borrower. The agreements in this Section shall survive the termination of this Agreement.

                  (i) The failure of any Lender to honor its obligations hereunder or under a Letter of Credit shall not relieve any other Lender of its duty to honor its obligations hereunder or under a Letter of Credit.

         SECTION 3.4 Letter of Credit Reimbursement; IRPA Obligation Reimbursement.

                  (a) The Borrower hereby agrees to pay to the Agent for the account of the Agent or the Designated Facing Bank, as applicable, in the manner provided in Section 4.4:

                           (i) On each Payment Date, an amount equal to the
                  amount paid by the Designated Facing Bank under any Letter of Credit plus associated fees and charges and an amount equal to the IRPA Obligation plus associated fees and charges; and

                           (ii) If any Drawing or IRPA Obligation is reimbursed
                  to the Agent for its own account or the account of the Designated Facing Bank after 2:00 p.m. (Boston time) on the Payment Date, interest on any and all amounts required to be paid pursuant to the immediately preceding clause (i), from and after the due date thereof until paid in full, payable on demand, at an annual rate of interest equal to the Base Rate plus two (2) percent.

                  (b) If the Borrower fails to make the payment required by
         Section 3.4(a)(i), and if the conditions set forth in Section 5.2 have been fulfilled and sufficient funds are available within the limits of the amount of Revolving Credit Loans that may be borrowed as provided in Section 2.1, then the Borrower shall be deemed to have requested a Revolving Credit Loan in accordance with the provisions of Section 2.2(a)(iii) the proceeds of which the Lenders shall be deemed to have disbursed by making available to the Designated Facing Bank or the Agent, as the case may be, the amounts required under Section 3.3(b). Such Revolving Credit Loan shall initially be a Base Rate Loan. In the event a Revolving Credit Loan is advanced in the amounts required under Section 3.3(b), the Borrower's failure to have made the direct payment required by Section 3.4(a)(i) shall not be deemed a Default.

                  (c) The obligation of the Borrower under this Section to repay the Designated Facing Bank for a Drawing under a Letter of Credit and to pay the Agent for an IRPA Obligation shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of all or
                  any of this Agreement, any of the other Loan Documents or any Interest Rate Protection Agreement, document, instrument or agreement evidencing or relating to the underlying transaction between the Borrower and the Agent or the Borrower and the Beneficiary of such Letter of Credit (all of the foregoing, collectively the "Related Documents"),

                           (ii) any amendment or waiver of or any consent to or
                  departure from the terms of the Related Documents,

                          (iii) the existence of any claim, set-off, defense or
                  other rights which the Borrower may have at any time against such Beneficiary, any Lender, the Agent, the Designated Facing Bank or any other Person, whether in connection with the Related Documents or any unrelated transaction,

                          (iv) any statement or any other document presented
                  under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever,

                          (v) payment by the Designated Facing Bank under such
                  Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of such Letter of Credit, and

                          (vi) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

         SECTION 3.5 Supporting Letter of Credit; Cash Collateral Account.

         In connection with any proposed reduction of the Revolving Credit Facility contemplated by Section 2.6 to an amount which, after deducting the Interest Rate Protection Reserve and the Swap Reserve is less than the amount of the aggregate Stated Amount of all Letters of Credit outstanding and the amount of any unreimbursed Drawings under Letters of Credit, or in addition to the rights provided in Section 12.2, if, notwithstanding the provisions of Section 3.2, any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrower shall promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its sole and absolute judgment in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Designated Facing Bank or the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or
(b) cash Collateral in an amount necessary to reimburse the Agent and the Lenders for payments made by the Designated Facing Bank or the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Secured Obligations arising under any and all Letters of Credit. In addition, the Agent may at any time pursuant to Section 12.2 or after the Termination Date apply any or all of such cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The cash Collateral shall be deposited in the Cash Collateral Account and, so long as no Event of Default has occurred and is continuing, be invested and reinvested by the Agent in instruments of the types described in clauses (a)(i) and (a)(ii) of the definition "Permitted Investments." Upon receipt of such Supporting Letter of Credit or cash Collateral and repayment in full of all outstanding Secured Obligations, all Collateral (other than such Supporting Letter of Credit or cash Collateral) shall be released from the Security Interest and the covenants contained in Articles VIII, IX, X and XI shall be terminated and be of no further force and effect.

                                  ARTICLE IV.

                            GENERAL LOAN PROVISIONS

SECTION 4.1 Interest.

         (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made until it becomes due or is converted into a Eurodollar Loan, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on the fifth day of each January, April, July and October, and on the date the Loans are paid in full.

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         (c) If the Borrower shall fail to pay any principal of, or interest on, any Loan when due, such amount shall then bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%, such interest together with such overdue amount, to be payable on demand.

         (d) The interest rates provided for in Sections 4. 1 (a) and (c) shall be computed on the basis of a year of 365 or 366 days, as applicable and the actual number of days elapsed; the interest rate provided for in Section 4. 1
(b) shall be computed on the basis of a year of 360 days and the actual numbers of days elapsed.

         (e) It is not intended by the Lenders, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the interest charged hereunder, absent such limitation, would have exceeded the Maximum Rate, then interest shall accrue on the Loans during such month at the Maximum Rate and not the interest rate provided for herein, and, if, in future months, the interest rate provided for herein is less than the Maximum Rate, then interest shall continue to accrue on the Loans at the Maximum Rate and not the interest rate provided for herein until such time as the amount of interest accrued hereunder equals the amount of interest which would have been accrued if the same had not been limited by the Maximum Rate. In the event that upon payment in full of the Secured Obligations the total amount of interest paid under the terms of this Agreement is less than the total amount of interest which would have been paid if the interest rate provided for herein had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Agent on behalf of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been paid if the Maximum Rate had, at all times, been in effect, or (B) the amount of interest which would have been paid if the interest rate provided for herein had, at all times, been in effect and (ii) the amount of interest actually paid under this Agreement. In the event any Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to Borrower.

SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is continuing on the date a Notice of Borrowing/Conversion/Continuation is given in accordance with the provisions of this Section 4.2, the Borrower may convert all or any part of any outstanding Base Rate Loans in a principal amount equal to $1,000,000 or an integral multiple of $500,000 in excess thereof into a Eurodollar Loan. Whenever the Borrower desires to convert outstanding Base Rate Loans or a portion thereof into a Eurodollar Loan or to continue an outstanding Eurodollar Loan for a subsequent Interest Period, the Borrower shall notify the Agent (which notice shall be irrevocable) by telex, telegraph, telecopy or telephone not later than 12:00 noon (Boston time) three Business Days before the day on which a proposed conversion of Base Rate Loans into, or continuation of a Eurodollar Loan as, a Eurodollar Loan is to be effective (which effective date shall be a Business Day and, in the case of a continuation, the last day of the then current Interest Period for the Eurodollar Loan to be continued). Each such notice (a "Notice of Borrowing/Conversion/Continuation") shall (i) identify the Loans to be converted or continued, the aggregate outstanding principal balance thereof and, in the case of a Eurodollar Loan to be continued, the last day of the Interest Period therefor, (ii) specify the effective date of such conversion or continuation,
(iii) specify the principal amount of such Loans to be converted or continued, and (iv) specify the Interest Period to be applicable to such converted or continued Eurodollar Loan, and shall be immediately followed by a written confirmation thereof by such Borrower substantially in the form of Exhibit E attached hereto; provided, however, that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. If the Borrower fails to deliver to the Agent such notice with respect to a Eurodollar Loan by the time required therefor, such Eurodollar Loan shall automatically convert into a Base Rate Loan on the last day of the Current Interest Period for such Eurodollar Loan.

SECTION 4.3 Commitment, Agency and Letter of Credit Fees.

         (a) The Borrower shall pay to the Agent, for the account of the Lenders, an unused commitment fee (the "Unused Commitment Fee") at an initial rate per annum equal to one-quarter of one percent (1/4%), as subsequently adjusted on each Margin Adjustment Date in accordance with the provisions of the definition "Applicable Margin," on the average daily unused portion of the Revolving Credit Facility. The Unused Commitment Fee shall be (a) payable in arrears on the fifth day of each calendar quarter during the term of the Agreement, and on the date the Revolving Credit Facility has been terminated in full; and (b) distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Revolving Facility Percentages. With respect to any calendar quarter (or portion thereof) for which an Unused Commitment Fee is to be calculated (each such quarter (or portion thereof), a "Relevant Quarter"), the phrase "the average daily unused portion of the Revolving Credit Facility" shall mean an amount determined by dividing (1) the sum of the amounts by which the Revolving Credit Facility in effect for each day during the Relevant Quarter exceeds the sum of (A) the Stated Amount of all Letters of Credit outstanding on the same day during the Relevant Quarter plus (B) the principal amount of Revolving Credit Loans outstanding on the same day during the Relevant Quarter by (ii) the number of calendar days in such Relevant Quarter.

     (b) The Borrower shall pay to the Agent, for its own account and not for the account of the Lenders, an agency fee of $25,000 per quarter, payable on the Effective Date (prorated for the period beginning on the Effective Date and ending on July 5, 1999, deducting therefrom, if applicable, the prorated portion of the $12,500 per quarter agency fee previously paid by the Borrower under the Existing Loan Agreement for the calendar quarter ending on June 30, 1999) and on the fifth day of each calendar quarter thereafter, so long as this Agreement has not been terminated. The fee shall be fully earned when paid.

     (c) With respect to each Letter of Credit, the Borrower shall pay to the Agent (i) for the account of the Lenders a Letter of Credit fee (x) at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans in effect on the date of issuance thereof on the average daily Stated Amount of any standby Letter of Credit, and (y) equal to 3/8% per annum of the Stated Amount of any documentary Letter of Credit, such Letter of Credit fees to be calculated on the average daily Stated Amount from the date of issuance to the earlier of the Expiration Date or of the final drawing with respect to such Letter of Credit, based on a year of 360 days and the actual number of days elapsed, and payable quarterly in arrears and (ii) for the account of the Designated Facing Bank, all out-of-pocket fees and disbursements incurred by the Designated Facing Bank in connection with the issuance or amendment of a Letter of Credit and any administrative fee normally charged by Designated Facing Bank in connection with the issuance or amendment of letter of credit.

SECTION 4.4 Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans, any Reimbursement Obligation or of any fee or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 3:00 p.m. (Boston time) on the date specified for payment under this Agreement to the Agent for the account of the Lenders pro rata in accordance with their respective Revolving Facility Percentages at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 4:00 p.m. (Boston time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Upon receipt by the Agent of each such payment the Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's respective Revolving Facility Percentage and shall wire advice of the amount of such credit to each Lender.

          (b) If the conditions set forth in Section 5.2 have been fulfilled and sufficient funds are available within the limits of the amount of Revolving Credit Loans that may be borrowed as provided in Section 2. 1, then the Borrower shall be deemed to have requested a Revolving Credit Loan under
     Section 2.1 in an amount equal to the amount of any interest or fees coming due hereunder. The Agent shall be deemed to have given the notice to each Lender required by Section 2.2 at such time as the Agent has notified the Lenders of the amount of the interest or fee due, and each Lender shall be deemed to have made available to the Borrower a Revolving Credit Loan in its Revolving Facility Percentage of the amount of the interest or fee upon receipt by the Lender of notice from the Agent. Such Revolving Credit Loan shall initially be a Base Rate Loan. The parties agree that the notice provisions for making Revolving Credit Loans as provided in Section 2.2 shall not apply to the making of Revolving Credit Loans as contemplated by this subsection.

          (c) The Borrower hereby irrevocably authorizes the Agent, each Lender and each Affiliate thereof to charge any account of the Borrower maintained with such Person (other than any account designated as a "payroll" account) with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

          (d) Notwithstanding the foregoing, as between the Agent and the Lenders, no Lender shall be deemed to have received any amounts paid hereunder until the credits referred to in subsection (a) of this Section
     4.4 have been made and if the Borrower makes any payment prior to 2:00 p.m. (Boston time) on any Business Day and the Agent fails to make such credits by 4:00 p.m. (Boston time) on the same Business Day or if the Borrower makes any payment after 3:00 p.m. (Boston time) on any Business Day and the Agent fails to make such credits by 11:00 a.m. (Boston time) on the following Business Day, the Agent shall pay interest to each Lender to whom any portion of such payments are payable, at the Federal Funds Effective Rate, on the amount of such payments payable to such lender for the period from (but not including) the date on which such amount should have been credited to such Lender as provided above through (and including) the date on which such credits are actually made. If, on any date on which payments are due from the Borrower hereunder, the actual payments received from the Borrower are insufficient to pay in full all principal of, and accrued interest on, the Loans which are due and payable on such date, such amounts received shall be applied to repay such Secured Obligations pro rata among the Lenders based on the Lenders' respective Revolving Facility Percentages.

     SECTION 4.5 General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing, interest, if any, in accordance with such payment.

     SECTION 4.6 Statements of Account. The Agent will account to the Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by the Agent shall be deemed prima facie evidence of the matters therein. Borrower shall have 60 days from the date any such report is received in which to notify the

Agent in writing of any objection to any item in such report, after which time all matters not objected to shall be conclusive. If Borrower shall object to any interest amount in accordance with this Section 4.6 and the report shall be determined to have been in error with respect to such interest amount, the Agent will make appropriate adjustments so that the excess interest paid will not result in any cost to the Borrower. Failure of the Agent to render such account shall in no way affect its, or any Lender's, rights hereunder.

     SECTION 4.7 Fees Not Interest. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

     SECTION 4.8 Nature of Obligations of Lenders to Make Loans; Assumption by Agent. The obligations of the Lenders under this Agreement to make the Revolving Credit Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date, the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Sections 2.2(a) or 3.4 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (a) in the case of the Borrower, at the interest rate applicable at the time to the Revolving Credit Loans, and (b) in the case of such Lender, at the Base Rate plus 1-1/4 percent. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Revolving Facility Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Revolving Facility Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Facility Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Facility Percentage of such Loan available on the borrowing date.

     SECTION 4.9 Changed Circumstances.

          (a) If the introduction of or any change in or in the binding interpretation (in each case, after the date hereof) of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts, after the date hereof, that it is impractical or unlawful, for any Lender to perform its obligations hereunder or to maintain Eurodollar Loans hereunder, or adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall notify the Borrower of such event and the right of the Borrower in connection with any subsequent continuation of any Eurodollar Loan as, or conversion of any Base Rate Loan to, a Eurodollar Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and all Eurodollar Loans then outstanding shall forthwith be converted into Base Rate Loans and if the date of such conversion is not the last day of the Interest Period applicable to any such Eurodollar Loan, the Borrower shall also pay any amount due pursuant to Section 4. 10.

          (b) If any Lender shall, at least one Business Day before the date of any conversion of any outstanding Base Rate Loan into, or the continuation of any existing Eurodollar Loan as, a Eurodollar Loan, notify the Borrower that the Eurodollar Rate for such Eurodollar Loan will not adequately reflect the effective cost to such Lender of making, funding or maintaining such Eurodollar Loan, the right of the Borrower to convert any outstanding Base Rate Loan to or continue any outstanding Eurodollar Loan as a Eurodollar Loan shall be suspended until such Lender shall notify the Borrower and the Agent that the circumstances causing such suspension no longer exist, and each such Loan requested to be converted or continued shall thereupon be continued as, or converted into, a Base Rate Loan.

          (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or in the binding interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income) or (ii) the compliance with any guideline or request (except to the extent such guideline or request affects taxes measured by net income) from any central bank or other governmental authority (having the force of law or, in the opinion of counsel, required) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, then the Borrower shall, from time to time, within five Business Days of a demand for payment by such Lender (with a copy of such demand to the Agent), pay to the Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that such Lender shall not be entitled to demand, nor shall the Borrower be obligated to pay, any such amount attributable to a period more than 90 days prior to the date of such demand.

          (d) The provisions of Section 14.22 (with respect to increased capital) of the Loan Agreement shall apply to Eurodollar Loans to the same extent as to all other Loans outstanding under the Loan Agreement, but amounts recovered thereunder shall not also be recovered hereunder.

          (e) A certificate of a Lender claiming compensation under Section 4.9(c) of this Loan Agreement shall be prima facie evidence of such amounts. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods.


     SECTION 4. 10 Payments Not at End of Interest Period. If, for any reason, any payment of principal with respect to any Eurodollar Loan is made on any day other than the last day of the Interest Period for such Eurodollar Loan, the Borrower shall pay to the Agent, for the account of the Lenders, an amount computed pursuant to the following, formula:

                                     L = (R - T) x P x D
                                     -------------------
                                            365

L =      amount payable to the Lenders
R =      Eurodollar Rate applicable to the Eurodollar Loan
T =      effective interest rate per annum at which any readily marketable bonds or other obligations of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period for such Eurodollar Loan and in approximately the same amount as such Eurodollar Loan, can be purchased by the Agent on the day of such payment of principal
P =      the amount of principal paid
D = the number of days remaining in the Interest Period as of the date of such payment

The Borrower shall pay such amount within five Business Days of presentation by the Agent to the Borrower of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be conclusive absent manifest error.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

     SECTION 5.1 Conditions Precedent to Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall become effective and the Lenders shall be obligated, in accordance with the terms hereof, to make Loans and issue Letters of Credit, only upon fulfillment of each of the following conditions:

          (a) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent:

               (i) certified copies of the articles of incorporation and bylaws of the Borrower as in effect on or about the Effective Date;

               (ii) certified copies of all corporate action (including stockholder approval, if necessary) taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the Loan Documents, and the borrowings under this Agreement;

               (iii) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the Loan Documents and to request borrowings under this Agreement;

               (iv) a certificate evidencing the good standing of the Borrower in the respective jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

               (v)   copies of all the financial statements referred to in
          Section 6.1 (m) and meeting the requirements thereof;

               (vi) an opinion of Sutherland, Asbill & Brennan LLP in substantially the form of Exhibit C hereto and opining as to such other matters in connection with this Agreement as the Agent may reasonably request;

               (vii) evidence satisfactory to the Agent and each Lender as to the filing of the Financing Statements and other documents as appropriate naming the Borrower as debtor and the Agent as secured party, duly executed by the Borrower, in each jurisdiction or with each agency of the United States of America where such filing may be necessary or appropriate to perfect the Security Interest and evidence that such filings have created a first priority security interest in the Collateral;

               (viii) the Revolving Credit Notes complying with the terms of
          Section 2.4, duly executed and delivered by the Borrower;

               (ix) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 8.8(b) and are otherwise satisfactory to the Agent and the Lenders;

               (x) a Certificate of the chief executive officer or chief financial officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                      (A) all of the representations and warranties made or deemed to be made under this Agreement are materially true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and

                      (B) no Default or Event of Default exists;

               (xi) a letter from the Borrower to the Agent requesting any Loans to be made, specifying the method of disbursement, and Letters of Credit to be issued on the Effective Date;

               (xii) a Borrowing Base Certificate and a Schedule of Inventory and a Schedule of Receivables, based upon the end of the Fiscal Month next preceding the Effective Date;

               (xiii) any Security Documents to be delivered in connection with the Collateral, duly executed and delivered by the parties thereto;

               (xiv) evidence satisfactory to the Lenders that all "Letters of Credit" as defined in and issued by Wachovia Bank, N.A. under the Existing Loan Agreement have been returned by the beneficiaries thereof for cancellation; and

               (xv) such other documents and instruments as the Agent or any Lender may reasonably request.

          (b) No Injunctions. Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, in the judgment of the Agent, would make it inadvisable to consummate the transactions contemplated by this Agreement.

          (c) Material Adverse Change. As of the Effective Date, there shall not have occurred any change not previously disclosed in writing by Borrower to the Lenders which is materially adverse, in the judgment of the Lenders, to the assets, liabilities, businesses, operations, condition, (financial or otherwise) or prospects of the Borrower from those presented in the financial statements previously delivered to the Agent.

     SECTION 5.2 All Loans. At the time of the making of each Loan, including any Loan made on the Effective Date, and as of the Date of Issuance of each Letter of Credit, including each Letter of Credit issued on the Effective Date:

          (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loans to be made at such time or the Letters of Credit to be issued and the application of the proceeds thereof (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business that singly or in the aggregate have not had and are not expected to have a Material Adverse Effect, and unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and

          (b) the corporate actions of the Borrower referred to in Section 5.1
     (a)(ii) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 5.1 (a) (iii) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent.

The Agent may, without waiving either condition consider the conditions specified in Sections 5.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent from the Borrower prior to the making of the Loans then to be made, or the issuance of the Letters of Credit then to be issued.

     SECTION 5.3 Conditions as Covenants.

     Unless agreed in writing by the Agent and the Lenders, if a condition precedent set forth in Section 5.1 is not satisfied prior to the Lenders agreeing that this Agreement has become effective, the Borrower covenants and agrees to satisfy such condition (and to deliver to the Agent the documents and instruments satisfying or evidencing the satisfaction of such condition) within thirty days after the Effective Date.

                                  ARTICLE VI.

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

     SECTION 6.1 Representations and Warranties. The Borrower represents and warrants to the Lenders, as of the Effective Date as follows:

          (a) Organization; Power; Qualification. The Borrower and each Restricted Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to so qualify would have a Materially Adverse Effect. The jurisdictions in which the Borrower and each such Subsidiary is qualified to do business as a foreign corporation are listed on Schedule 6.1(a).

          (b) Subsidiaries and Ownership) of the Borrower. Except as set forth on Schedule 6.1(b), the Borrower has no Subsidiaries. The outstanding stock of the Borrower has been duly and validly issued and is fully paid and nonassessable by the Borrower and the number and owners of such shares of capital stock of the Borrower are set forth on Schedule 6.1(b).

          (c) Authorization of Agreement. Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability against it may be limited by bankruptcy or other similar laws affecting creditor's rights.

          (d) Compliance of Agreement. Notes. Loan Documents and Borrowing with Laws. Etc. The execution, delivery and performance of this Agreement and each of the Loan Documents to which the Borrower is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise,

              (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Affiliates,

              (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Borrower or any of its Restricted

     Subsidiaries, any indenture, agreement or other instrument to which the Borrower or any of its Restricted Subsidiaries is a party or by which any of its respective properties may be bound or any Governmental Approval relating to the Borrower or any of its Restricted Subsidiaries which conflict, breach or default could have a Materially Adverse Effect, or

          (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries other than the Security Interest and Permitted Liens.

         (e) Compliance with Law: Governmental Approvals. Except as set forth in
Schedule 6.1(e), the Borrower and each Restricted Subsidiary:

          (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, and

          (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any such Subsidiary or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect or in respect of which adequate reserves have been established on the books of the Borrower in accordance with GAAP.

         (f) Titles to Properties. Except as set forth in Schedule 6.1(f), the Borrower and each Restricted Subsidiary has good and marketable title to its respective real properties and valid and legal title to all of its respective personal property and assets, including, but not limited to, those reflected on the consolidated balance sheet of the Borrower delivered pursuant to Section 6.1(m), except for defects in title that, singly or in the aggregate have not had and are not reasonably expected to have a Material Adverse Effect, and except those which have been disposed of by the Borrower or the Restricted Subsidiary subsequent to such date which dispositions have been in the ordinary course of business or otherwise permitted by this Loan Agreement.

         (g) Liens. Except as set forth in Schedule 6.1(g), none of the properties and assets of the Borrower or any Restricted Subsidiary is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State which names the Borrower or any such

     Subsidiary or any of their trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Restricted Subsidiary has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in Schedule 6.1(g).

          (h) Indebtedness for Money Borrowed and Guaranties. Schedule 6.1(h) is a complete and correct listing of all (i) Indebtedness for Money Borrowed and (ii) Guaranties, in each case of the Borrower and its Restricted Subsidiaries. The Borrower and each such Subsidiary has performed and is in compliance with all of the terms of such Indebtedness for Money Borrowed and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any such Subsidiary, as the case may be, exists with respect to any such Indebtedness for Money Borrowed or Guaranty.

          (i) Litigation. Except as set forth on Schedule 6.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Borrower or any Restricted Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any governmental body.

          (j) Patents and Trademarks. The Borrower and each Restricted Subsidiary owns or possesses rights to use all patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business as now and presently planned to be conducted without conflict with the rights of others and Schedule 6.1(j) lists all patents and material trademarks owned by the Borrower and each such Subsidiary.

          (k) Tax Returns and Payments. Except as set forth on Schedule 6.1(k), all United States federal, state and local and all other tax returns of the Borrower and each Restricted Subsidiary required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and all other taxes, assessments and other governmental charges or levies upon the Borrower or any such Subsidiary and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 9.6. All United States federal income tax returns of the Borrower and each such Subsidiary through [1989] have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes). The charges, accruals and reserves on the books of the Borrower and each such Subsidiary in respect of United States federal, state and local taxes for all fiscal years and portions thereof since the organization of the Borrower or the respective Subsidiary are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional assessments for any of such years.

          (1) Burdensome Provisions. Except as set forth on Schedule 6.1(1), neither the Borrower nor any Restricted Subsidiary is a party to any indenture, agreement, lease other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Materially Adverse Effect.

          (m) Financial Statements. The consolidated balance sheet of the Borrower delivered to the Lender pursuant to Section 5.1(xi) was prepared in accordance with GAAP. The Borrower did not have as of January 2, 1999 nor has it incurred since that date, any material liabilities, contingent or otherwise, that would be required to be disclosed on such balance sheet under GAAP that are not so disclosed.

          (n) ERISA. Schedule 6.1(n) is a complete and correct listing of all Plans of the Borrower and of each Restricted Subsidiary as of the Agreement Date, each of which has been directed and administered in all material respects in accordance with ERISA and, as of the date of and based on the most recent actuarial report with respect thereto, the current value of all accrued vested benefits under each of such Plans which is subject to Title IV of ERISA did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued vested benefits based upon the actuarial assumptions used for such Plans.

          (o) Absence of Defaults. Neither the Borrower nor any Restricted Subsidiary is in default under its certificate of incorporation or bylaws and no event has occurred, which has not been remedied, cured or waived,

              (i)  which constitutes a Default or an Event of Default, or

              (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Restricted Subsidiary, under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any such Subsidiary is a party or by which the Borrower or any such Subsidiary or any of their respective properties may be bound or which would require the Borrower or such Subsidiary to make any payment thereunder prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves, to the extent required by GAAP, have been established on the books of the Borrower or any such Subsidiary, as the case may be, and except for defaults and events of default that, singly or in the aggregate, have not had and are not reasonably expected to have a Materially Adverse Effect.

          (p) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Lenders, other than the Financial Statements referred to in Section 6.1(m) and any projections or forecasts so furnished, were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

          (q) Receivables.

              (i) Status. To the knowledge of the Borrower, after reasonable investigation:

                    (A) each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in clauses (a) through (o) of the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent; and

                    (B) no fact or circumstance not disclosed to the Lenders in a Borrowing Base Certificate or otherwise in writing exists which would impair the validity or collectibility of any single Eligible Receivable of $50,000 or more listed or referred to therein or of Eligible Receivables listed or referred to therein that (regardless of the individual amount thereof) aggregate $250,000 or more.

               (ii) Chief Executive Office. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on Schedule 6.1(q); the Borrower has not maintained its chief executive office or the books and records relative to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

          (r) Inventory. To the knowledge of the Borrower, after reasonable investigation, all Inventory included in any Schedule of Inventory delivered to the Lenders pursuant to Section 8.11(b) meets the criteria enumerated in clauses (a) through (e) of the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or in a subsequent schedule of Inventory, or as otherwise specifically disclosed in writing to the Agent. Notwithstanding the foregoing, the Borrower establishes on its books certain reserves for inventory in accordance with GAAP.

          (s) Equipment. All material manufacturing Equipment is in good order and repair in all material respects and is located on the premises set forth on Schedule 6.1(s).

          (t) Real Property. The Borrower owns no real property and leases as lessee no real property other than that summarized on Schedule 6.1(t).

          (u) Corporate and Fictitious Names. Except as otherwise disclosed on
     Schedule 6.1(u), during the five-year period preceding the Agreement Date, the Borrower has not used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

          (v) Federal Reserve Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Agent or any one or more of the Lenders, the Borrower will furnish to the Agent a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

          (w) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          (x) Employee Relations. The Borrower has a stable work force in place and is not, except as set forth on Schedule 6.1(x), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

          (y) Fiscal Year. The fiscal year end of the Borrower is the Saturday closest to December 31 of each year, and the Borrower shall not change its Fiscal Year end without the prior written consent of the Lenders.

          (z) Year 2000 Compliance. The Borrower has (i) initiated a review and assessment of its and its Subsidiaries' computer systems and applications (including those affected by its suppliers, vendors and customers) that could be materially adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, made corrections and taken other actions required by that plan on a timely basis. Based on the foregoing, the Borrower believes that all of the above-referenced computer applications that are material to the Borrower's or any of its Subsidiaries' business and operations (including those affected by its suppliers, vendors and customers) will be Year 2000 Compliant.

     SECTION 6.2 Survival of Representations and Warranties. Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this

Agreement shall be made or deemed to be made at and as of the Agreement Date, and as of the Effective Date. All representations and warranties made or deemed to be made under this Agreement shall survive the Agreement Date and the Effective Date and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII.

                               SECURITY INTEREST

SECTION 7.1 Security Interest.

     (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby confirms the mortgage, pledge and assignment of any and all Collateral to the Agent for the benefit of the Lenders pursuant to the Existing Loan Agreement and hereby re-mortgages, re-pledges and re-assigns all of such Collateral to the Agent for the benefit of the Lenders, and confirms the grant to the Agent for itself and the benefit of the Lenders pursuant to the Existing Loan Agreement and re-grants to the Agent for its benefit and the benefit of the Lenders a first and exclusive continuing security interest in, and a first and exclusive continuing Lien upon, all of the Collateral, subject only to the Permitted Liens.

     (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent on behalf of the Lenders a first and exclusive security interest in, and assigns to the Agent for its benefit and the ratable benefit of the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Agent, each Lender and each Affiliate thereof to the Borrower or otherwise in the possession of such Persons. The Borrower hereby authorizes the Agent, each Lender and any Affiliate thereof to pay or deliver to the Agent, without any prior necessity on the Agent's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time upon the occurrence and during the continuance of any Event of Default and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made, and the rights given the Agent hereunder are cumulative with the Agent's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Affiliate of the Agent for effectuation thereof, and the Borrower hereby irrevocably appoints the Agent as its attorney upon the occurrence and during the continuance of any Event of Default to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent by such Affiliate.

SECTION 7.2 Continued Priority of Security Interest.

         (a) The Security Interest granted by the Borrower shall at all times be first priority, and be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations.

         (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
Section 7.2(a), or to enable the Lenders and the Agent to exercise or enforce their rights hereunder, including but not limited to:

               (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens;

               (ii) diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers;

               (iii) delivering to the Agent, upon request, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral; and

               (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

         (c) The Agent is hereby authorized to execute and file one or more financing or continuation statements or amendments thereto on behalf of the Borrower. The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

         (d) The Borrower shall mark its books and records in any manner the Agent shall request to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the existence of the Security Interest.

                                 ARTICLE VIII.

                              COLLATERAL COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless consent has been obtained in the manner provided in Section 14.10:

     SECTION 8.1 Collection of Receivables.

          (a) The Borrower will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be deposited in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement; or, at the Borrower's option (or, upon the occurrence of a Default or Event of Default, at the Agent's request) the Borrower will advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and stamp all invoices relating to any such amounts with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified Lockbox.

          (b) The Borrower and the Agent shall cause all collected balances in each Agency Account or Lockbox to be transmitted daily by wire transfer or depository transfer check or automated clearinghouse ("ACH") transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement or Lockbox Agreement to the Agent at the Agent's Office,

              (i) for application, on account of the Secured Obligations, as provided in Sections 2.3(a), 14.2 and 14.3, such credits to be entered upon receipt and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and

              (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to such account of the Borrower as the Borrower and the Agent may agree.

          (c) Any moneys, checks, notes, drafts or other payments referred to in subsection (a) of this Section 8.1 which are received by or on behalf of the Borrower will be held in trust for the Lenders and will be delivered to the Agent at the Agent's Office as promptly as possible in the exact form received, together with any necessary endorsements.

          (d) Notwithstanding the provisions of Section 8.1 (b) or (c), so long as (x) no Default or Event of Default exists hereunder, and (y) the Borrower has Availability in an amount in excess of $10,000,000, the Borrower will not be required to comply with the requirements of Sections
     8.1 (b) or (c).

     SECTION 8.2 Verification and Notification. The Borrower's independent public accountants annually in connection with preparation of the Borrower's audited financial statements shall verify for the Lenders the validity, amount or any other matter relating to any Receivable as requested by the Agent.

     SECTION 8.3 Adjustments. The Borrower may, in the ordinary course of business (provided no Event of Default has occurred and is continuing), grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount (other than in accordance with the original terms thereof) whatsoever thereon; provided, that no such action results in the reduction of more than $300,000 in the amount payable with respect to any Receivable, or of more than $1,500,000 with respect to all Receivables in any Fiscal Year.

     SECTION 8.4 Invoices. Upon the occurrence of an Event of Default and during the continuance thereof, at the request of the Agent or the Lenders, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

     SECTION 8.5 Delivery of Instruments. After the occurrence of an Event of Default and during the continuance thereof, in the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent for the benefit of the Lenders.

     SECTION 8.6 Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition of Inventory thereof and to all Inventory which is returned to the Borrower by customers or is otherwise recovered.

     SECTION 8.7 Ownership and Defense of Title.

          (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for (i) sales of Inventory in the ordinary course of business and (ii) the sale of other Inventory provided that the Inventory so disposed of pursuant to this clause (ii) in any Fiscal Year does not have a book value in excess of $500,000 in the aggregate. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lenders to any other sale or other disposition of any part or all of the Collateral.

          (b) Except with respect to Permitted Liens, the Borrower shall defend its title in and to, and the Security Interest in, the material Collateral against the claims and demands of all Persons.

          SECTION 8.8 Insurance.

          (a) The Borrower shall at all times maintain insurance on the tangible Collateral against loss or damage by fire, theft, burglary, pilferage, flood, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts and under policies issued by insurers reasonably acceptable to the Agent. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent.

          (b) All insurance policies required under Section 8.8(a) shall name the Agent and the Lenders as additional named insureds and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Agent and the Lenders, naming the Agent as loss payee as its interests may appear, and providing:

              (i) that all proceeds thereunder in excess of $4,000,000 shall be payable to the Agent, for the ratable benefit of the Lenders;

              (ii) that no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and

              (iii) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least ten days' prior written notice is given to the Agent.

          (c) Any proceeds of insurance referred to in this Section 8.8 which are paid to the Agent for the ratable benefit of the Lenders shall be either (i) applied to restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, as determined by the Lenders in their reasonable discretion after consultation with the Borrower.

          (d) The Agent and the Borrower agree to endorse and deliver checks and other drafts representing such proceeds so as to give effect to the foregoing provisions of this Section 8.8.

          SECTION 8.9 Location of Offices and Collateral.

          (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity or corporate structure without giving the Agent sixty (60) days' prior written notice thereof.

          (b) All Inventory, other than Inventory in transit to any such location (including from one such location to any other such location), will at all times be kept by the Borrower at one or the other of the locations set forth in Schedule 6.1
     (t), and shall not, without the prior written consent of the Agent, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory as permitted by Section 8.7(a).

          (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, upon the occurrence of an Event of Default, the Borrower at the request of the Agent, or the Agent shall notify such agents or processors of the Security Interest and shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory during the continuance of an Event of Default for the account of the Agent for the ratable benefit of the Lenders, subject to the instructions of the Agent.

     SECTION 8. 10 Records Relating to Collateral. The Borrower will at all times:

          (a) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower and its predecessors; and

          (b) keep complete and accurate records of all other Collateral.

          SECTION 8.11 Information and Reports.

          (a) Schedule of Receivables. The Borrower shall deliver to the Agent and the Lenders on or before the Effective Date and by the 15th Business Day after the end of each Fiscal Month thereafter a Schedule of Receivables which

              (i) shall be as of the last Business Day of the immediately preceding Fiscal Month of the Borrower,

              (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day,

              (iii) shall set forth a detailed report for such Fiscal Month, specifying the balance due on each Account Debtor's account, the aging of each Account Debtor's account and the amount of any rebate owed to that Account Debtor in the ordinary course of the Borrower's business.

          (b) Schedule of Invent . The Borrower shall deliver to the Agent and the Lenders on or before the Effective Date and no later than the 15th Business Day after the end of each Fiscal Month thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding Fiscal Month of the Borrower, summarizing the kind and quantity of Inventory and the Borrower's cost thereof.

          (c) Borrowing Base Certificate. The Borrower shall deliver to the Agent and the Lenders on or before the Effective Date and no later than the 15th Business Day of each Fiscal Month thereafter a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the preceding Fiscal Month.

          (d) Projections. The Borrower shall deliver to the Agent and the Lenders on or before January 30 of each year a copy of the Borrower's financial projections for the coming year, in such form and detail as the Agent may approve.

          (e) Other Information. The Agent may in its discretion from time to time require as may be reasonable under the circumstances, the Borrower to deliver the schedules and certificate described in Sections 8.11 (a), (b), and (c) more or less often and on different schedules than specified in such Sections and the Borrower will comply with such requests. The Borrower shall also furnish to the Agent such other information with respect to the Collateral or the business of the Borrower, as the Agent may from time to time reasonably request.

                                  ARTICLE IX.

                             AFFIRMATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid and satisfied in full, unless consent has been obtained in the manner provided for in Section 14.10, the Borrower will, and with respect to all of the following Sections except Section 9.9 will cause each Restricted Subsidiary to:

     SECTION 9.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to so qualify or obtain such authorization would have a Materially Adverse Effect.

     SECTION 9.2 Compliance with Applicable Law. Comply with all Applicable Law including all Governmental Approvals, relating to the Borrower or such Subsidiary, if the failure to so comply would or could have a Materially Adverse Effect; provided that the Borrower or such Subsidiary may contest in good faith any application of Applicable Law in any reasonable manner which will not in the Agent's or the Required Lenders' opinion, adversely affect Agent's and the Lenders' rights or priority in any Collateral or the ability of the Borrower to perform its obligations hereunder.

     SECTION 9.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of any of the Security Documents:

          (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, maintain in good and workable condition in all material respects, with reasonable allowance for wear and tear, and from time to time make or cause to be made all needed and appropriate repairs to, all tangible properties; and

          (b) from time to time make or cause to be made all renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that no such renewal, replacement or addition the purchase or lease of which would result in a violation of Article II hereof shall be required hereunder.

     SECTION 9.4 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date.

     SECTION 9.5 Insurance. Maintain in addition to that required by Section 8.8 or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.6 Payment of Taxes and Claims. Pay or discharge when due

          (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income or profits or upon any properties belonging to it, and

          (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, processors and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower or such Subsidiary;

except that this Section 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books to the extent required by GAAP.

     SECTION 9.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

     SECTION 9.8 Visits and Inspections. Permit representatives of the Agent and any of the Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours (except upon and during the continuance of an Event of Default), to

          (a) visit and inspect its properties,

          (b) inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants, and

          (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects

Nothing in this Section shall be construed as imposing any limitation on the rights of the Agent or the Lenders under Section 8.2, nor shall the Borrower's failure to provide immediate access to its properties, records or personnel at a time other than during normal business hours in connection with the exercise by the Lenders (or any of them) of their rights under this Section 9.8 constitute a breach hereof.

     SECTION 9.9 Use of Proceeds.

     (a) Use the proceeds of Revolving Credit Loans to repay in full amounts owing to Wachovia Bank, N.A. under the Existing Loan Agreement, to make Restricted Payments and Restricted Purchases in accordance with the provisions of Section 11.5, and for permissible capital expenditures and working capital and general business purposes (including the repayment of Indebtedness described in Section 11.2(b)) and the purchase of Purchased Receivables.

     (b) Not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or Regulation T or X of such Board of Governors, or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     SECTION 9.10 Hazardous Waste and Substances: Environmental Requirements.

     In addition to, and not in derogation of, the requirements of Section 9.2 and of the Security Documents, comply with and cause each Restricted Subsidiary to comply with all Environmental Laws, promptly notify the Lenders of the receipt by the employee of the Borrower designated to ensure compliance with Environmental Laws or by any officer of the Borrower of any notice of a violation of any such law, rule, standard or regulation, and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this Section 9.10. With respect to any violations of any Environmental Law, to the extent (a) such violations have been disclosed in writing to the Lenders prior to the Effective Date, (b) the Borrower has established procedures acceptable to the Lenders to remedy such violations and is diligently pursuing such procedures with appropriate authorization and agencies, and (c) the Borrower's liability in connection with the remedy of such violations (after taking into account indemnities in favor of the Borrower with respect thereto) does not exceed in the aggregate $15,000,000, the Borrower will be deemed in compliance with Environmental Law for the purposes of this Section.

     SECTION 9.11 ERISA. At all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; upon the request of any Lender, furnish to the Agent copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of it and its ERISA Affiliates; notify the Lenders as soon as practicable of any Termination Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and to furnish to the Lenders, promptly upon the Lenders' request therefor, such additional information concerning any such Plan as may be reasonably requested by the Lenders.

     SECTION 9.12 Year 2000. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to the business and operations of the Borrower and its Subsidiaries taken as a whole will not be Year 2000 Compliant.

     SECTION 9.13 Notification of IRPA and Swap Reserves.

     As soon as practicable and prior to the effectiveness thereof, the Borrower and the Lender party to any Interest Rate Protection Agreement or the Swap Counterparty under any Swap, as applicable, will notify the Agent of the IRPA Reserve or Swap Reserve, as the case may be, established by such Lender or Swap Counterparty under such Interest Rate Protection Agreement or Swap, provided that any Lender's or Swap Counterparty's failure to give such notice shall not affect the rights or obligations of the Borrower thereunder.

                                   ARTICLE X.

                                   INFORMATION

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 14.10, the Borrower will furnish to the Agent at its office then designated for notices pursuant to
Section 14.1 and each Lender at the address set forth under such Lender's signature, or such other office as may be designated by such Lender from time to time:

     SECTION 10.1  Financial Statements.

          (a) Audited Year-End Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower, copies of the consolidating and consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidating and consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, in each case, if applicable, setting forth in comparative form the consolidating and consolidated figures for the previous year of the Borrower and its consolidated Subsidiaries, reported on, as to the consolidated statements only, without qualification as to the scope of the audit, by independent certified public accountants of nationally recognized standing; and

          (b) Monthly Financial Statements. As soon as available after the end of each Fiscal Month (commencing with the Fiscal Month ending May 1, 1999) but in any event within 30 days after the end of each Fiscal Month, copies of (i) the unaudited consolidating and consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Month and the related unaudited consolidating and consolidated statement of earnings for the Borrower and its consolidated Subsidiaries for such Fiscal Month, and for the portion of the Fiscal Year through such Fiscal Month, certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the consolidating and consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the omission of footnotes), (ii) if such Fiscal Month is the last Fiscal Month of a Fiscal Year, a forecast of consolidating and consolidated cash flow from operations for the ensuing twelve months, and (iii) if such Fiscal Month is the last Fiscal Month of a Fiscal Year, a forecast of consolidating and consolidated sales and operating earnings for the next succeeding Fiscal Year; and, upon the request of the Agent, if such Fiscal Month is the last Fiscal Month of a Fiscal Quarter, a forecast of consolidating and consolidated sales and operating earnings for the next succeeding Fiscal Quarter;

all such financial statements (other than forecasts) to present fairly, in all material respects, the financial condition of the Borrower and its consolidated Subsidiaries and be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein, and the financial statements and forecasts described in subsection (b) of this Section 10.1 to be prepared in good faith and in such form and substance as has been approved by the Agent on behalf of the Lenders prior to the Effective Date, or as may be requested by the Agent and agreed to by the Borrower.

     SECTION 10.2 Accountants' Certificate. Together with the audited financial statements referred to in Section 10.1(a), the Borrower shall deliver a certificate of such accountants addressed to the Agent, for the benefit of the Lenders

          (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

          (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in Section 11.1, as at the date of such financial statements.

     SECTION 10.3 Officer's Certificate. At the time monthly unaudited financial statements are delivered pursuant to Section 10.1(b) at the end of a Fiscal Quarter, and, as to clause (b) hereof, at such other times as the Agent shall reasonably request, the Borrower shall also furnish a certificate of its president or a Financial Officer

          (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Section 11.1, as at the end of each respective period; and

          (b) stating that to such officer's knowledge, based on a reasonable examination sufficient to enable him to make an informed statement, no Default or Event of Default exists, or, if such is not the case specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

     SECTION 10.4  Copies of Other Reports.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report.

          (b) As soon as practicable, copies of all financial statements and reports that the Borrower shall send to its stockholders and copies of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

          (c) If requested by the Agent or the Lenders, the Borrower will furnish to the Agent statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

     SECTION 10.5  Notice of Litigation and Other Matters. Prompt notice of:


          (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Restricted Subsidiary of the Borrower or any of their respective property, assets or businesses, which might singly or in the aggregate, cause a Default or an Event of Default, or have a Materially Adverse Effect;

          (b) any amendment of the certificate of incorporation or bylaws of the Borrower;

          (c) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower under any material agreement (other than this Agreement) to which the Borrower, or any Restricted Subsidiary is a party or by which the Borrower, any Restricted Subsidiary or any of their respective property may be bound; and

          (d) execution and delivery of any Swap, together with a copy of the agreement governing the Borrower's obligations thereunder.

     SECTION 10.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Agent or any Lender (other than financial statements or forecasts) whether pursuant to this Article 10 or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

     SECTION 10.7  Revisions or Updates to Schedules.  To the extent required by
Section 5.2(a), should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall provide promptly to the Agent such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s).

                                  ARTICLE XI.

                               NEGATIVE COVENANTS

     Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 14.10, the Borrower will not directly or indirectly:

     SECTION 11.1 Financial Covenants.

          (a) Interest Coverage. Permit the ratio of EBITDA to Interest for any period of four consecutive Fiscal Quarters ending after the Effective Date and (i) prior to the last day of Fiscal Year 1999, to be less than 1.25 to 1 or (ii) on or after the last day of Fiscal Year 1999, to be less than 1.5 to 1.0.

          (b) Net Worth. Permit the sum of (i) the consolidated Net Worth of the Borrower and its consolidated Subsidiaries, (ii) the Restructuring Charge, and (iii) the sum of (A) the Restricted Payment in an amount up to $2,500,000 made to W.J. Raleigh on or about May 27, 1999 and (B) all Restricted Payments made after the Effective Date and on or prior to the date of determination in accordance with Section 11.5(b)(i), at any time after the Effective Date to be less than $30,000,000.

          (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending after the Effective Date to be less than 1.1 to 1.0.

          (d) Minimum Availability. Permit Availability at any time to be less than $1,000,000.

     SECTION 11.2 Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this Section 11.2 shall not apply to:

          (a) Indebtedness for Money Borrowed of the Borrower represented by the Loans and the Notes;

          (b) unsecured Indebtedness for Money Borrowed not to exceed an amount equal to $8,000,000 in the aggregate, at any one time outstanding, due within one year after the date incurred (subject to renewal by the lender(s) in its (their) discretion);

          (c) Indebtedness evidenced by the Senior Subordinated Notes;

          (d) Indebtedness for Money Borrowed incurred in connection with Financing Leases or incurred for the purpose of acquiring equipment (to the extent such funds are used for such purpose), provided that the aggregate of such Indebtedness shall not exceed $10,500,000 at any one time outstanding;

          (e) Indebtedness of the Borrower to a New Subsidiary and Indebtedness of a New Subsidiary to the Borrower; and

          (f) for the avoidance of doubt, the Laurens FILOT.

     SECTION 11.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for or pursuant to Existing Guaranties or which are Permitted Investments.

     SECTION 11.4 Acquisitions; Investments. Make or permit to exist, with respect to the Borrower or any Restricted Subsidiary, after the Agreement Date, any Investment other than (i) Permitted Investments, (ii) the Investments set forth in Schedule 11.4, provided that at no time shall the sum of all Investments in Unrestricted Subsidiaries exceed $5,000,000 and (iii) Investments of the Borrower or any Subsidiary in a New Subsidiary and Investments of a Subsidiary in the Borrower.

     SECTION 11.5 Restricted Dividend Payments and Purchases, Etc. Declare or make, or permit any Restricted Subsidiary to declare or make, any Restricted Dividend Payment, Restricted Payment or Restricted Purchase, except that this
Section 11.5 shall not apply to (a) dividends or distributions by a Subsidiary to the Borrower or the repayment by a Subsidiary to the Borrower of any loans or advances from the Borrower to such Subsidiary or (b) provided that no Default or Event of Default has occurred and is continuing at the time of such Restricted Purchase or Restricted Payment and that immediately after giving effect thereto, Availability on a pro forma basis is not less than $10,000,000, (i) Restricted Purchases of the Borrower's capital stock from former officers and employees of the Borrower (or from their heirs or executors or from trusts created by any such former officer or employee) in an aggregate amount not to exceed $10,000,000 or (ii) Restricted Payments arising from purchases by the Borrower of up to (A) $15,000,000 in principal amount of its Senior Subordinated Notes in accordance with the terms of any Swap and (B) an additional $10,000,000 principal amount of its Senior Subordinated Notes.

     SECTION 11.6 Transactions with Insiders. Effect, or permit any Restricted Subsidiary to effect, any transaction with any stockholder, director, officer, agent or employee of the Borrower or any Restricted Subsidiary, or any relative thereof, or any Person in which any one or more of such officers, directors, etc. have directly or indirectly in the aggregate more than a 5% beneficial interest, on a basis less favorable to the Borrower or such Restricted Subsidiary than would be the case in such transaction had been effected on an arm's length basis with an independent third party; provided that (i) the payment of fees to Merrill Lynch & Co. and its Affiliates (excluding M L Capital Partners and its controlled Affiliates) for consulting, investment banking or financial services rendered to the Borrower or a Restricted Subsidiary, and (ii) employment agreements, split-dollar agreements, and other compensation arrangements, shall not be subject to the limitations of this Section 11.6.

     SECTION 11.7 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on (i) any of the property or assets of the Borrower, real, personal or mixed, tangible or intangible, or (ii) any revenues or profits of the Borrower, other than Permitted Liens; provided that, if contrary to the provisions of this Section 11.7 Borrower does create, assume or permit or suffer to exist or to be created or assumed such other Lien, then Borrower shall, simultaneously therewith, equally and ratably secure the Secured Obligations.

     SECTION 11.8 Merger, Consolidation and Disposition of Assets

          (a) Become, or permit any Restricted Subsidiary of the Borrower to become, a party to any merger or consolidation, except (i) the merger or consolidation of one or more of its Subsidiaries with and into the Borrower, (ii) the merger or consolidation of the Borrower with any other Person, provided, that the surviving entity in any such merger or consolidation shall be the Borrower, and further provided, that immediately following any such merger or consolidation of the Borrower there shall exist no Default or Event of Default hereunder, or (iii) the merger or consolidation of any Restricted Subsidiary provided, that such merger or consolidation would be permitted under Section 11.8(b) hereof.

          (b) Sell, lease or transfer or otherwise dispose of assets (other than the Laurens FILOT, sales or other dispositions of Collateral in accordance with Section 8.7(a) hereof or other dispositions of obsolete assets, or the sale or other disposition of other assets which are replaced in the ordinary course of business) in the aggregate during the term of this Agreement with a book value in excess of $10,000,000.

     SECTION 11.9 Plans. Permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Borrower or any Subsidiary to (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, that is likely to result in a material liability for the Borrower; or (ii) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived; or (iii) terminate any such benefit plan in a manner which could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to Section 4068 of ERISA.

     SECTION 11.10 Sales and Leasebacks. Enter into any arrangement with any Person, other than the Laurens FILOT, providing for its leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower to such Person.

     SECTION 11.11 Prepayments of Indebtedness for Money Borrowed. Except for prepayments of Indebtedness described in Sections 11.2(b) and (c) and of Senior Subordinated Notes permitted by Section 11.5(b)(ii), make any prepayments, directly or indirectly, on account of the principal of any Indebtedness for Money Borrowed except the Loans, or amend in any way the interest rate or principal amount or schedule of payments of principal and interest with respect to any such Indebtedness other than to reduce the interest rate or extend the schedule of payments with respect thereto.

         SECTION 11.12 Amendment of Indenture. Amend, supplement or otherwise modify any material provision of the Indenture.

                                  ARTICLE XII.

                                    DEFAULT

         SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment of Loans. The Borrower shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise) and such default shall continue for five days after such due date.

         (b) Other Payment Default. The Borrower shall default in the payment, when and as due, of principal of, or interest on, any other Secured Obligation, and such default shall continue for five days after such due date.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement, any Loan Document or Security Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) Default in Performance. The Borrower shall default in the performance or observance of any material term, covenant, condition or agreement contained in

                (i)       Articles 7, 8, 9, 10 or 11, or

                (ii) this Agreement (other than as specifically provided for otherwise in this Section 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Agent.

         (e)    Indebtedness Cross-Default.

                (i) The Borrower or any Restricted Subsidiary shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans or the Notes) where the principal amount of such Indebtedness is in excess of $1,500,000, except to the extent any amount of such Indebtedness is disputed in good faith by the Borrower or such Subsidiary and the amount claimed to be due and payable is reserved on the Borrower's accounts in accordance with GAAP, and except for the nonpayment of the Senior Subordinated Notes as a result of the subordination provisions thereof or the Indenture, or

                (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness or (B) been required to be prepaid prior to the stated maturity thereof.

         (f) Other Cross-Defaults. The Borrower or any Subsidiary shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any agreement, contract or lease, the breach of which could have a Materially Adverse Effect (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) unless, but only as long as, the existence of any such default is being contested by the Borrower or the Subsidiary, as the case may be, in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary, as the case may be, to the extent required by GAAP.

         (g) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary shall

                (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                (v) admit in writing its inability to pay its debts as they become due,

                (vi) make a general assignment for the benefit of creditors, or

                (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Subsidiary in any court of competent jurisdiction seeking

                (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or

                (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of the assets, domestic or foreign, of the Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                (i) Failure of Agreements. Any material provision of this Agreement, or of any Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing, or this Agreement or any Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Agent or any Lender and except to the extent permitted by the terms hereof or thereof) cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

         (j) Judgment. A judgment or order for the payment of money which exceeds $1,000,000 in amount shall be entered against the Borrower by any court and such judgment or order shall continue undischarged or unstayed for 60 days.

         (k) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of the Borrower which exceeds $500,000 in value and such warrant or process shall continue undischarged or unstayed for 30 days.

         (1) Litigation. The Borrower shall challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement or any Security Document or the perfection or priority of the Security Interest or any Lien granted to the Agent for the benefit of the Lenders under any Security Document.

         (m) Loan Documents. Any event of default under any Loan Document other than this Agreement shall occur.

         (n) Change of Control. Any Change of Control of the Borrower occurs.

         (o) Senior Subordinated Notes. Any Event of Default under and as defined in the Indenture shall occur.

         (p) ERISA. There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower and its ERISA Affiliates, or to which the Borrower or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension

Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code; or any of the Borrower and its ERISA Affiliates shall enter into or become obligated to contribute to a Multiemployer Plan.

SECTION 12.2. Remedies.

         (a) Acceleration; Termination of Facilities. (i) Upon the occurrence of an Event of Default specified in Section 12.1(g) or (h), (A) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Agent and to the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, (B) the Revolving Loan Facility and the right of the Borrower to request borrowings under this Agreement and the obligation of the Facing Banks to issue Letters of Credit shall immediately terminate, and (c) the Borrower shall immediately pay to the Agent for deposit into the Cash Collateral Account an amount equal to the aggregate Stated Amount of all Letters of Credit outstanding; and (ii) upon the occurrence of any other Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower (A) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding, (B) terminate the Revolving Loan Facility and any right of the Borrower to request borrowings hereunder or the issuance of Letters of Credit, and (C) demand that the Borrower pay, and upon such demand the Borrower shall immediately pay, to the Agent for deposit in the Cash Collateral Account, an amount equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

         (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, upon the consent of the Required Lenders, and shall, upon direction of the Required Lenders, do any of the following:

                (i) in the name of the Borrower or the Lenders verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise and notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the

Receivables to make payment to the Agent or any designee of the Agent for the ratable benefit of the Lenders at such address as may be specified by the Agent and if, notwithstanding, the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the ratable benefit of the lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

         (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable acting reasonably and in good faith and in all such cases only the net amounts received by the Agent in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

         (iii) enter upon any premises on which Inventory may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

         (iv) require the Borrower to and the Borrower shall, without charge to the Agent or the Lenders, assemble the Inventory and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

         (v) at the expense of the Borrower, cause any of the Inventory to be placed in a public or field warehouse, and neither the Agent nor the Lenders shall be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

         (vi) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent completes the enforcement of the Lenders' rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's equipment for the purposes of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable;

         (vii) in the exercise of the rights of the Agent and the Lenders under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, licenses, franchises and the like to the extent of the rights of the Borrower therein, and the Borrower grants, or in the case of any federally registered trademark, shall grant, a license to the Agent and the Lenders for this purpose, provided that any use of any federally registered trademarks as to any goods shall be subject to the control as to quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby;

         (viii) exercise any and all of its rights under any and all of the Security Documents;

         (ix) subject to Section 12.3, apply any cash Collateral to the payment of the Secured Obligations in any order in which the Agent may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

         (x) cause all collected balances in any account of the Borrower to be transmitted daily by wire transfer or depository transfer check or ACH to the Agent at the Agent's Office;

         (xi) establish or cause to be established one or more arrangements for the deposit of proceeds of Receivables;

         (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

         (xiii) do or cause to be done any act or thing which the Borrower has covenanted to do under this Agreement or any of the Loan Documents and has failed to do, either in the name of the Lenders or on behalf of the Borrower; and

                          (xiv) after 30 days' prior written notice to the Borrower, cause all outstanding amounts under the Notes to bear interest at a per annum rate equal to the Base Rate in effect from time to time plus 2% for so long as such Event of Default shall continue (provided that no Event of Default arising solely from the Borrower's failure to perform any obligation to be performed by it within a specified period or on or prior to a specified date within such period or on or prior to such date shall be deemed continuing if such obligation has been performed and such performance accepted by the Lenders).

         SECTION 12.3. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees actually incurred;

                (b) Second: subject to subsection (c) below, to the payment of Secured Obligations on a pro rata basis (with the Borrower remaining liable for any deficiency) with current Secured Obligations being paid first and then other Secured Obligations, within each category in any order which the Agent may elect;

                (c) Third: subsection (b) above notwithstanding, only after all other Secured Obligations have been paid in full, any balance shall be applied to the payment of any amounts due to any Lender under any Interest Rate Protection Agreement or to any Swap Counterparty under any Swap if such Lender or Swap Counterparty did not notify the Agent of the amount of the IRPA Reserve or Swap Reserve, as applicable, associated therewith contemporaneously with entering into such arrangement or promptly thereafter; and

                (d) Fourth: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law or otherwise to whomsoever will be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

         SECTION 12.4. Power of Attorney. In addition to the authorizations granted to the Agent under any of the Loan Documents, upon and after an Event of Default and during the continuance thereof, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent for the benefit of the Lenders (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent or any agent of the Agent may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower or the Agent for the benefit of the Lenders,


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

                  (i)     demand payment of the Receivables,

                  (ii) enforce payment of the Receivables by legal proceedings or otherwise,

                  (iii) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

                  (iv) settle, adjust, compromise, extend or renew any or all of the Receivables,

                  (v) settle, adjust or compromise any legal proceedings brought to collect the Receivables,

                  (vi)    discharge and release the Receivables or any of them,

                  (vii) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

                  (viii) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

                  (ix) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

                  (x) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

                  (xi)    open the Borrower's mail,

                  (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

                  (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower or any Subsidiary of the Borrower has access.

SECTION 12.5.  Miscellaneous Provisions Concerning Remedies.

         (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. In exercising such rights and remedies, the Agent and the Lenders may be selective and no failure or delay by the Agent or the Lenders in exercising any right shall operate as a waiver of such right, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.


                  (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

                  (e)     Limitation of Liability. Nothing contained in this
         Article 12 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lenders, the Agent or any agent or designee of the Lenders to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and neither of the Lenders, the Agent, nor any of its or their agents or designees shall have any liability to the Borrower for actions taken pursuant to this Article 12, any other provision of this Agreement or any of the Loan Documents so long as the Lenders, the Agent, or such agent or designee shall act reasonably and in good faith.

                  (d)     Appointment of Receiver. In any action under this
         Article 12, the Agent shall be entitled to the appointment of a receiver, without any notice other than may be specifically required by Applicable Law, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         SECTION 12.6. Cash Collateral Account. The Cash Collateral Account shall be in the name of the Agent, for the benefit of the Designated Facing Banks and the Lenders as a cash collateral account and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not (a) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (b) create or permit to exist any lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve fights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account, as provided herein, the Agent may in its sole discretion invest Funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments in each case, in Permitted Investments described in clauses (a)(i) and (ii) of the definition thereof, as the Agent may select. Such proceeds, interest and income which are not so invested or reinvested in Authorized Investments shall be deposited and held by the Agent in the Cash Collateral Account. For purposes of this Section, Permitted Investments described in clauses (a)(i) and (ii) of the definition thereof shall be considered to be funds on deposit in the Cash Collateral Account. Upon the payment by any Designated Facing Bank of any amount due under any Letter of Credit, the Agent shall distribute to such Designated Facing Bank, to the extent available, funds from the Cash Collateral Account to satisfy the Borrower's Obligations under
Section 3.4(a)(i).


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

                                 ARTICLE XIII.

                                   THE AGENT

         SECTION 13.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints BankBoston as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes BankBoston as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent. To the extent any provision of this Agreement permits action by the Agent, the Agent shall, subject to the provisions of Section 14.10 and this Article XIII, take such action if directed in writing to do so by the Required Lenders.

         SECTION 13.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 13.3. Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 13.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.9. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 13.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 13.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or the other Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 13.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Facility Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         SECTION 13.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 13.9. Successor Agent. The Agent may resign as Agent upon ten days' notice to the Lenders, and the Required Lenders may remove the Agent as Agent upon ten days' notice to the Agent. If the Agent shall resign or be removed as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any Agent's resignation or removal hereunder as Agent, the provisions of Section 13.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


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

                                  ARTICLE XIV.

                                 MISCELLANEOUS

SECTION 14.1.   Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing, or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by facsimile, and shall be deemed received, in the case of personal delivery, when delivered, in the case of mailing, on the third day after mailing, and in the case of a facsimile upon confirmation of receipt. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to the Borrower:       CMI Industries, Inc.
                          1301 Gervais Street
                          Columbia, South Carolina 29201
                          Attn: James A. Ovenden

If to a Lender:           To the address specified on such
                          Lender's signature page hereto.

         (c) Agent's Office. The Agent hereby designates its office located at 100 Federal Street, Boston, Massachusetts 02110, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

SECTION 14.2. Expenses.

         (a) The Borrower will pay all out-of-pocket expenses of the Agent, the Lenders and each Affiliate of the Lenders (other than expenses in connection with an assignment pursuant to Section 14.9) in connection with

                (i) the preparation, execution and delivery of this Agreement and each of the Loan Documents, whenever the same shall be executed and delivered, including appraisers fees, search fees, recording fees, taxes and the reasonable fees and disbursements of counsel for the Agent, and of each local counsel retained by the Agent,


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

                       (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any of the Loan Documents including fees and disbursements of counsel for the Lenders or any such Affiliate actually incurred, search fees, recording fees, taxes imposed in connection therewith and title insurance premiums,

                       (iii) if reasonable under the circumstances, consulting with one or more Persons, including appraisers, accountants and lawyers, concerning or related to the nature, scope or value of any right or remedy of the Lenders or any Affiliate of the Lenders hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons, and

                       (iv) prosecuting or defending any claim (other than a claim arising from the negligence of the Agent or the Lenders) in any way arising out of, related to, connected with, or enforcing any provision of, this Agreement or any of the Loan Documents, which expenses shall include the fees and disbursements of counsel and of experts and other consultants retained by the Lenders or any Affiliate of the Lenders.

                  (b) The Borrower will pay to the Agent an amount determined by the Agent to be the reasonable charge for all services provided by the Agent's auditors in connection with any review or examination of the Collateral.

         SECTION 14.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

         SECTION 14.4. Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, any Affiliates of the Lenders and any assignee of a Lender in accordance with Section 14.9 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as securities for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders or any Affiliate of the Lenders or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations (applied to current Secured Obligations first) irrespective or whether or not:

                (a) the Lenders shall have made any demand under this Agreement or any of the Loan Documents; or

                (b) the Agent shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 12.2 and although such Secured Obligations shall be contingent or unmatured.

         SECTION 14.5. Litigation. THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE LENDERS, ANY COURT IN WHICH THE LENDERS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH THE BORROWER TRANSACTS BUSINESS, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE AGENT, THE BORROWER, AND THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 14.1(B). THE EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING
OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

         SECTION 14.5A Waiver Of Trial By Jury. EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH THE COLLATERAL OR ANY SECURITY INTEREST, LIEN OR ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

         SECTION 14.6. Reversal of Payments. To the extent the Borrower makes a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent.

         SECTION 14.7. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders; therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 14.8. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP.

         SECTION 14.9. Successors and Assigns; Participations.

                (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. For purposes of this Section 14.9(a), any Change in Control of the Borrower shall be deemed to be an assignment hereunder.

                (b) Each Lender may, with the consent of the Borrower, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the Revolving Facility Percentage Amount so assigned shall not be less than $10,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, defined hereinbelow, an Assignment and Acceptance in the form of Exhibit D, together with any Note or Notes subject to such assignment and such assignee's pro rate share of Agent's syndication expenses, (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state and (v) the representation contained in Section 14.23 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity. enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1 (m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Facility Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit D,

(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Facility Percentage Amount assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be cancelled and returned to the Borrower.

         (f) Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than $10,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, including the approval of waivers or amendments which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral sold in the ordinary course of business), and (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.9, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

SECTION 14.10.  Amendments.

         (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment, by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or permit any subordination of the principal or interest on such Loan or amend the provisions of Article 11 or of this Section 14.10(b), and no Collateral shall be released by the Agent other than as specifically permitted in this Agreement and the Borrowing Base shall not be amended without the prior unanimous written consent of the Lenders.

         SECTION 14.11. Performance of Borrower's Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 14.12. Indemnification. The Borrower agrees to reimburse the Agent and the Lenders for all reasonable costs and expenses, including counsel fees and disbursements, incurred, and to indemnify and hold the Lenders harmless from and against all losses suffered by, the Agent and the Lenders in connection with

                  (i) the exercise by the Lenders of any right or remedy granted to them under this Agreement or any of the Loan Documents,

                  (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents,

                  (iii) collection or enforcement of the Secured Obligations or any of them, and

                  (iv) failure or refusal of any Lender to issue, renew or reissue any Letter of Credit requested by the Borrower.

provided, however, that the Borrower shall not be obligated to reimburse the Agent or the Lenders for costs and expenses, or indemnify the Agent or the Lenders for any loss, resulting from the negligence of the Agent or the Lenders.

         SECTION 14.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

         SECTION 14.14. Survival. Notwithstanding any termination of this Agreement,

                (a) except to the extent otherwise provided by Section 2.6, until all Secured Obligations (other than the indemnification obligations provided for in Section 14.12) have been paid in full and the Revolving Credit Facility terminated, the Lenders shall retain the Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, and

                (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 14 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

         SECTION 14.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 14.16. Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or enforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.17. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Georgia without giving effect to the conflicts of laws principles thereof.

         SECTION 14.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 14.19. Reproduction of Documents. This Agreement, each of the Loan Documents (other than the Notes) and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or the Lenders, and
(e) financial statements, certificates and other information previously or hereafter furnished to the Lenders, may be reproduced by the Agent or the Lenders by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 14.20. Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 14.21. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any Collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12(g) and (h), or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 14.22. Increased Capital. If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (having the force of law or, in the opinion of counsel for the Lenders, required) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's agreement to lend hereunder and other agreements of this type, then, such Lender shall notify Borrower of such increase and of the basis upon which such amounts are deemed payable. The Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's agreement to lend hereunder; provided, however, that the Borrower shall be obligated to pay to such Lender only those amounts which arise, accrue or are attributable to the period beginning on the later of 120 days from the date of such notice or the date on which such additional amounts become applicable. A certificate as to such amounts submitted to the Borrower by such Lender shall constitute prima facie evidence of such amounts.

         SECTION 14.23. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 14.9 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

         SECTION 14.24. Effect of Effectiveness of this Agreement. From and after the Effective Date, all references in the Existing Loan Agreement or this Agreement or in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) to "this Agreement" or the "Loan Agreement," and the words "herein," "hereof' and words of like import referring to the Existing Loan Agreement or this Agreement, shall mean and be references to the Existing Loan Agreement as amended and restated in its entirety by this Agreement and all references in the Existing Loan Agreement or this Agreement, in any other Loan Document (whether delivered pursuant to this Agreement or pursuant to the Existing Loan Agreement) or in any Note to a "Revolving Credit Note," a "Note" and the words "hereof," "herein" and words of like import referring to any Note, shall mean and be references to the Amended and Restated Revolving Credit Notes in the form attached to this Agreement as Exhibit A, appropriately completed and duly executed and delivered by the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                    BORROWER:

                                    CMI INDUSTRIES, INC.



                                    By:
                                       --------------------------------
                                    Title: Exec. Vice President and CFO
                                           ----------------------------

                                                  [Corporate Seal]


                      [Signatures continued on next page]

                                          AGENT:

                                          BANKBOSTON, N.A., as Agent



                                          By: Roger N. Arsham
                                             --------------------------------
                                          Title: Vice President
                                                -----------------------------
                            Facility
                           Percentage

                             55.556%      LENDER:

                                          BANKBOSTON, N.A.



                                          By: Roger N. Arsham
                                             --------------------------------
                                          Title: Vice President
                                                -----------------------------

                                          ADDRESS FOR NOTICE:

                                          BankBoston, N.A.
                                          115 Perimeter Center Place
                                          Suite 500
                                          Atlanta, Georgia 30346
                                          Attn: Roger N. Arsham
                                          Telephone: (770) 393-6540
                                          Telecopy: (770) 393-4166








                      [Signatures continued on next page]

                         Facility
                        Percentage

                          44.444%         LENDER:

                                          NATIONSBANK, N.A.



                                          By: Leesa C. Sluder
                                             --------------------------------
                                          Title: Senior Vice President
                                                -----------------------------

                                          ADDRESS FOR NOTICE:

                                          NationsBank, N.A.
                                          Corporate Plaza
                                          100 North Tryon Street, 17th floor
                                          Charlotte, North Carolina 28255
                                          Attn: Leesa Sluder
                                          Telephone: (704) 388-8330
                                          Telecopy: (704) 386-1270








             [Final signature page to Loan and Security Agreement]

                                   APPENDIX I

         The following terms when used in the Agreement shall have the meanings ascribed to them below:

         "Account Debtor" means a Person who is obligated on a Receivable.

         "Acquire" or "Acquisition", as applied to any Business Unit or Investment means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Adjusted Average Availability" means, for any period, an amount determined by dividing (i) the sum of the Availability in effect for each day during such period plus the sum of 50% of the Swap Reserve in effect for each day during such period by (ii) the number of days in such period.

         "Affiliate" means, with respect to a Person, any other Person (other than a Subsidiary) that, (a) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (b) directly or indirectly beneficially owns or holds fifty percent (50%) or more of any class of voting stock of-such Person or any Subsidiary of such Person, or (c) fifty percent (50%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

         "Agency Account Agreement" means an agreement among the Borrower, the Agent and a Clearing Bank (if other than the Agent) concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

         "Agent" means BankBoston, N.A., in its capacity as agent for the Lenders and any successor agent appointed pursuant to Section 13.9 hereof.

         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 14.1.

         "Agreement" means the Loan and Security Agreement dated as of March 19, 1996 as amended and restated in its entirety by the Amended and Restated Loan and Security Agreement dated as of May , 1999, to which the Borrower, the Lenders and the Agent are parties, and all amendments, amendments and restatements, modifications and supplements thereto and thereof.

         "Agreement Date" means the date as of which the Agreement is dated.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies or officials and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" means (a) as to Base Rate Loans, 0% and (b) as to Eurodollar Rate Loans, 1.25%, subject in each case to quarterly adjustment based upon Funded Debt to EBITDA and Average Availability as of the most recent Margin Adjustment Date in accordance with the matrix set forth below:


                            Adjusted
   Funded Debt               Average              Base Rate       Eurodollar             Unused Commitment
    to EBITDA             Availability              Loans         Rate Loans                    Fee
   -----------            ------------            ---------       ----------             -----------------
   < 4.0 to 1             > $25,000,000              0%              1.00%                     .20
   >= 4.0 to 1            > $25,000,000              0%              1.25%                     .25%
   < 4.0 to 1             <= $25,000,000             0%              1.50%                     .35%
   >= 4.0 to 1            <= $25,000,000           .25%              1.75%                     .50%

The Unused Commitment Fee provided for in Section 4.3(a) of the Agreement shall be adjusted quarterly on the same date as any Applicable Margin is adjusted.

where

                  "Margin Adjustment Date" means the first day of the month following the date the Borrower's quarterly financial statements and the related compliance certificate are received for each Fiscal Quarter ending after the Effective Date, delivered in accordance with the provisions of Sections 10.1(b) and 10.2, that reflect Funded Debt to EBITDA and Adjusted Average Availability corresponding to Applicable Margins different from those in effect at the date of such receipt; provided, that if such financial statements and related certificate are not delivered on or before the due date specified in Sections 10.1(b) and 10.2, then the Applicable Margins for the period from said due date until the fifth Business Day after such financial statements and related certificate are delivered shall be the highest rates provided in the above matrix.

         and

                  "Funded Debt to EBITDA" means the ratio as of the last day of a specified Fiscal Quarter of (a) Funded Debt as of such day to (b) EBITDA for the period of four consecutive Fiscal Quarters ended on such day.

         "Availability" means, at any time, (a) the lesser of (i) the Revolving Facility Amount or (ii) the Borrowing Base then in effect, less (b) the aggregate principal amount of all Revolving Credit Loans then outstanding.

         "Average Availability" means, for any period, an amount determined by dividing (i) the sum of the Availability in effect for each day during such period, by (ii) the number of days in such period.

         "Average Borrowings" means, for any period, an amount determined by dividing (i) the sum of the Revolving Credit Loans outstanding on each day of such period, by (ii) the number of days in such period.

         "BankBoston" means BankBoston, N.A., a national banking association in its capacity as a Lender.

         "Base Rate" means at any time the rate of interest publicly announced from time to time by BankBoston at its head office at 100 Federal Street, Boston, Massachusetts as its "base rate" as in effect at such time.

         "Base Rate Loans" means Loans that bear interest based upon the Base Rate.

         "Beneficiary" means any third Person designated by the Borrower on whose order payment is to be made under a Letter of Credit.

         "Benefited Lender" shall have the meaning ascribed to it in Section
14.21 of the Agreement.

         "Borrower" means CMI Industries, Inc., a Delaware corporation, and its successors and assigns.

        "Borrowing Base" means at any time an amount equal to the sum of:

                  (a) eighty-five percent (85%) of the face amount of Eligible Receivables of the Borrower due and owing at such time, plus

                  (b) as to Eligible Inventory,

                      (i) fifty percent (50%) of the lesser of cost, determined
                  on a first-in-first-out or FIFO basis, and market value (as determined in accordance with GAAP) of finished goods inventory of the Borrower's Chatham Division (excluding any finished goods of Chatham Fabrics, LLC) at such time, plus
                  (ii) sixty percent (60%) of the lesser of cost, determined on a first in, first out or FIFO basis, and market value (as determined in accordance with GAAP) of finished greige goods inventory of the Borrower at such time, plus (iii) seventy percent (70%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of raw baled fiber inventory of the Borrower at such time, plus (iv) fifty percent (50%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of other raw materials of the Borrower at such time, plus (v) fifty percent (50%) of the lesser of cost, determined on a first in, first out or FIFO basis and market value of uninspected finished fabric which is included in work in progress, less

                  (c) the aggregate Stated Amount of all Letters of Credit outstanding at such time, less

                  (d) the Interest Rate Exposure Reserve, less

                  (e) the Swap Reserve.

The Agent may adjust the percentages set forth in clause (a) and clause (b) above if, as a result of an examination, on-site review or other audit of the Borrower's business performed by the Agent's in-house auditors from time to time, the Agent reasonably determines that the quality or collectibility of the Receivables or the Inventory is materially worse than the quality or collectibility as of the date hereof. Any such adjustment shall be proportionate to reflect the change in the Collateral quality or collectibility, and shall be reversed by the Agent if the condition of the Collateral subsequently improves so that the quality and collectibility of the Receivables or Inventory is comparable to the quality and collectibility as of the date hereof. The Agent shall give the Borrower 60 days' notice of any decrease in the percentages.

         "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit B or in such other form as the Borrower and the Agent may agree.

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

         "Cash Collateral Account" means any deposit account or investment account maintained by the Borrower with the Agent in which and in the property in such account, the Agent has, for the benefit of the Lenders, a perfected, first priority security interest.

         "Change of Control" means any purchase or other acquisition of voting securities of the Borrower, as a result of which any Person and its Affiliates collectively beneficially own or control, directly or indirectly, more than fifteen percent (15%) of the outstanding voting securities of the Borrower on a fully diluted basis, if such Person was not a shareholder of the Borrower on the date of the Agreement. For purposes of this definition, "shareholder" shall include any Person holding an option to acquire voting securities of the Borrower.

         "Clearing Bank" means the Agent and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a) all Receivables,

         (b) all Inventory,

         (c) all Contract Rights of the Borrower, unless the grant of the Security Interest would violate the terms thereof,

         (d) all rights of the Borrower as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (e) all files, correspondence, computer programs, tapes, discs and related data processing software, in each case owned by the Borrower, which contain information identifying or pertaining to any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

         (f) any Cash Collateral Account and any and all cash and other property deposited therein and any and all cash otherwise deposited with the Agent, any Lender or any Affiliate thereof or which the Agent or any Lender is entitled to retain or otherwise possess as collateral pursuant to the terms of the Agreement or any of the Security Documents,

         (g) all general intangibles of the Borrower, including, without limitation, all tax refunds, trademarks, trade names, patents, patent applications, trade secrets and proprietary information, and

         (h) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition, and any claims against third parties for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatsoever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

         "Contract Rights" means any rights (but not the obligations) of the Borrower under contracts to which it is a party not yet earned by performance and not evidenced by an instrument or chattel paper.

         "Date of Issuance" means the date of issuance by the Designated Facing Bank of a Letter of Credit under the Agreement.

         "Default" means any of the events specified in Section 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

         "Designated Deposit Account" means a deposit account or accounts maintained by the Borrower with BankBoston, or any other financial institution, as from time to time designated by the Borrower by written notice to the Agent.

         "Designated Facing Bank" means, as to each Letter of Credit, the Facing Bank designated by the Borrower to issue such Letter of Credit.

         "Dollar" and "$" means freely transferable United States dollars.

         "Drawing" means a drawing by a Beneficiary under any Letter of Credit made in the manner, and only in the manner, specified in such Letter of Credit and accompanied by the documents, if any, and the draft required by such Letter of Credit.

         "EBIT" for any period means the consolidated net income of the Borrower and its consolidated Subsidiaries for such period (without deduction of income and franchise taxes) plus interest expense determined for the period in accordance with GAAP.

         "EBITDA" means, with respect to any specified period of consecutive Fiscal Quarters, EBIT plus, without duplication, depreciation and amortization expense of the Borrower and its consolidated Subsidiaries for such period, plus, for any such period that includes the second Fiscal Quarter of Fiscal Year 1999, an amount (such amount, the "Restructuring Charge") equal to the lesser of (i) the amount of the non-recurring restructuring charges actually recorded in such Fiscal Quarter minus the excess, if any, of such charges that are paid in cash over $1,000,000 (such excess, the "excess cash restructuring charge") and (ii) $ 10,000,000 minus the excess cash restructuring charge.

         "Effective Date" means the later of:

                  (a) the Agreement Date; and

                  (b) the first date on which all of the conditions set forth in
         Article 5 shall have been fulfilled or waived by the Lenders.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $100,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, having a net worth of at least $50,000,000 calculated in accordance with GAAP; (iii) any Lender listed on the signature page of the Agreement; and (iv) a non-financial institution having total assets in excess of $1,000,000,000, provided in each case that the representation contained in Section 14.23 hereof shall be applicable with respect to such institution or Lender.

         "Eligible Inventory" means Inventory which meets all of the following requirements:

                  (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien;

                  (b) if finished goods, such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale;

                  (c) such Inventory is currently usable or salable in the normal course of the Borrower's business;

                  (d) such Inventory is located at one of the locations set forth in the most recent Schedule of Inventory; and

                  (e) such Inventory does not constitute work in progress, other than any uninspected finished fabric included in work in progress.

         "Eligible Receivable" means a Receivable which meets all of the following requirements:

                  (a) such Receivable is owned by the Borrower and represents a bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor;

                  (b) such Receivable is not past due more than 60 days from the due date of the original invoice;

                  (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis, and not on a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no material part of such goods has been returned or rejected;

                  (d) such Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to and is in the possession of the Agent;

                  (e) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a Materially Adverse Effect on such Account Debtor;

                  (f) if such Receivable arises from the performance of services, such services have been fully rendered;

                  (g) if the Account Debtor with respect thereto is located outside of the United States of America (excluding for this purpose the Commonwealth of Puerto Rico or Canada), the goods which gave rise to such Receivable were shipped after receipt by the Borrower from the Account Debtor of an irrevocable letter of credit, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and the right to draw under such letter of credit and to receive the proceeds of such drawing has been duly and validly collaterally assigned by the Borrower to the Agent;

                  (h) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent, and to the Borrower's knowledge no facts exist which are the basis for any future, offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor;

                  (i) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien;

                  (j) such Receivable is evidenced by an invoice or other documentation customary to the Borrower's or a New Subsidiary's business;

                  (k) such Receivable does not arise out of any transaction with any Subsidiary or Affiliate of the Borrower other than as a result of a purchase thereof by the Borrower pursuant to the New Subsidiary Factoring Agreement;

                  (1) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment;

                  (m) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Permitted Liens;

                  (n) such Receivable is not owing by an Account Debtor or a group of affiliated Account Debtors whose then-existing accounts owing to the Borrower exceed in face amount 25% of the Borrower's total Eligible Receivables; and

                  (o) the due date of the original invoice evidencing the Receivable is not more than sixty days after the date of the invoice (provided that up to $7,000,000 of Receivables may have due dates more than sixty days after the dates of the invoices evidencing such Receivables, and, provided such Receivables meet all other requirements for eligibility, be deemed Eligible Receivables).

         "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "Eurocurrency Liability" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Loan" means any Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

         "Eurodollar Rate" means for each Interest Period for each Eurodollar Loan a rate per annum equal to the rate per annum at which deposits in Dollars are offered to the principal office of the Agent in London, England by prime banks in the London interbank market at 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of such Eurodollar Loan and for a period approximately equal to such Interest Period, divided by the result of 1 minus the Eurodollar Reserve Percentage (expressed as a decimal).

         "Eurodollar Reserve Percentage" for each Interest Period for each Eurodollar Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" means any of the events specified in Section 12.1. provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Excluded Transaction" means (a) any sale, issuance or other disposition of voting securities registered under the Securities Act of 1933, as amended; or (b) any sale, issuance or other disposition of voting securities to any employee stock ownership trust created in connection with an employee stock ownership plan or any other arrangement for the benefit of one or more employees of the Borrower or any of its Subsidiaries.

         "Existing Guaranties" means the Guaranties outstanding on the Agreement Date to the extent set forth on Schedule 6.1 (h).

         "Existing Indebtedness for Money Borrowed" means Indebtedness for Money Borrowed issued and outstanding on the Agreement Date to the extent set forth on
Schedule 6.1 (h) and any renewals or extensions thereof, but not any increases in principal amounts thereof outstanding on the date of such renewal or extension.

         "Existing Liens" means the Liens outstanding on the Agreement Date to the extent set forth on Schedule 6.1 (g).

         "Existing Loan Agreement" has the meaning set forth in the Preliminary Statement.

         "Expiration Date" means, as to any Letter of Credit, the date by which the Beneficiary must have presented such Letter of Credit, drafts, and any required documents for payment, acceptance, or negotiation in accordance with the terms of such Letter of Credit, or if such Letter of Credit is extended to a later date, such later date.

         "Facing Bank" means either BankBoston or NationsBank, N.A.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Financial Officer" means the chief financial or accounting officer of the Borrower.

         "Financing Lease" means (a) any lease of property, real or personal, the obligations of which are capitalized on a balance sheet of the Borrower, and
(b) any such other lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the Borrower.

         "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by the Borrower to the Agent, naming the Agent as "Secured Party" and the Borrower as "Debtor", filed in connection with the Existing Loan Agreement or to be filed in connection with the Agreement.

         "Fiscal Month" means each fiscal month of the Borrower.

         "Fiscal Quarter" means each accounting period of the Borrower consisting of three Fiscal Months constituting a fiscal quarter.

         "Fiscal Year" means the fiscal year of the Borrower ending on the Saturday closest to December 31.

         "Fixed Charge Coverage Ratio' means, for any specified period of consecutive Fiscal Quarters, the result obtained by dividing (i) the sum of EBITDA plus tax refunds received in cash minus cash outlays for income taxes and Capital Expenditures of the Borrower and its consolidated Subsidiaries for such period by (ii) the sum of Interest plus scheduled principal payments on long term Indebtedness (including scheduled payments of capitalized lease obligations) of the Borrower and its consolidated Subsidiaries during such period, provided that for purposes of this definition, for any Fiscal Quarter ending on or prior to October 2, 1999 included in such specified period, Capital Expenditures shall be deemed to be an amount equal to the lesser of (x) actual Capital Expenditures of the Borrower and its consolidated Subsidiaries during such Fiscal Quarter and (y) $1,250,000.

         "Free Cash on Hand" means fully collected cash in the direct possession of the Borrower or on deposit in an account of the Borrower, other than (i) cash on deposit in an account to the extent the Borrower has, or will within three Business Days have, outstanding drafts, checks, wire transfer instructions or other orders to pay, drawn on or ordered with respect to such account; (ii) cash on deposit in an account to the extent the Borrower has declared (but not paid) a dividend as permitted hereby; (iii) funds on deposit in a payroll account of the Borrower in the ordinary course of business; and (iv) funds withheld by the Borrower from its employees for payroll or other withholding taxes or for transmission to third parties.

         "Funded Debt" means the aggregate outstanding principal amount of all Indebtedness for Money Borrowed of the Borrower and its consolidated Subsidiaries on a consolidated basis.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person means and includes

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person by

                      (i)   the purchase of securities or obligations,

                      (ii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, or

                      (iii) reimbursement obligations under any letter of credit other than a Letter of Credit.

         "Indebtedness" of any Person means, without duplication,

                  (a) all items (except items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined,

                  (b) all obligations for Money Borrowed or for the deferred purchase price of property or services,

                  (c) all liabilities (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not such Person has assumed the liability or becomes liable for the payment thereof, and

                  (d) in the case of the Borrower (without duplication) all obligations under the Loans.

         "Indenture" means that certain Indenture dated as of October 28, 1993 by and between Chemical Bank, as Trustee and the Borrower, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "Interest" means, with respect to any period, interest expense of the Borrower and its consolidated Subsidiaries (other than interest due but not payable on the Senior Subordinated Notes under the terms of the Indenture) during such period, minus any amortization of debt issuance costs during such period and minus any amounts received or accrued during such period by Borrower or a Subsidiary pursuant to any interest cap, swap or collar agreement to which Borrower or a Subsidiary is a party on the Agreement Date or thereafter.

         "Interest Period" means, with respect to each Eurodollar Loan, the period commencing on the date of such Loan, the continuation of any outstanding Eurodollar Loan as, or conversion of any Base Rate Loan to, a Eurodollar Loan and ending one, two, three, six or, if then available, twelve months thereafter, as the Borrower may elect in the applicable Notice of Borrowing/Conversion/Continuation; provided, however, that:

                  (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period applicable to a Eurodollar Loan that would otherwise end after the final maturity date of the Loan shall end on said final maturity date; and

                  (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

          "Interest Rate Exposure Reserve" means at any time an amount equal to the aggregate of all IRPA Reserves then in effect.

          "Interest Rate Protection Agreement" means any interest rate swap, cap or collar agreement or similar arrangement between the Borrower and a Lender selected by the

Borrower in its discretion providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

         "Inventory" means and includes the following:

                  (a) all goods intended for sale or lease by the Borrower, or for display or demonstration,

                  (b) all work in process,

                  (c) all raw materials and other materials, and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and

                  (d) all documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means, with respect to any Person:

                  (a) any share of capital stock, evidence of Indebtedness or other security issued by any other Person,

                  (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

                  (c) any other investment in any other Person, and

                  (d) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $1000.

         "IRPA Obligation" shall mean any amount due and owing by the Borrower to a Lender pursuant to an Interest Rate Protection Agreement.

         "IRPA Reserve" with respect to any Interest Rate Protection Agreement, means an amount equal to the Borrower's estimated contingent liability thereunder, as determined by the Lender that is the counterparty to such Interest Rate Protection Agreement in accordance with such Lender's customary methodology for similar agreements.

         "Laurens FILOT" means (if consummated) the transaction between the Borrower or a Restricted Subsidiary and Laurens County, South Carolina or a related governmental entity, pursuant to which the Borrower or such Restricted Subsidiary will pay to said County or such related governmental entity a fee in lieu of taxes, which transaction may be accounted for as a sale-leaseback.

         "Lender" means any Person that is a party to the Agreement as a "Lender."

         "Letter of Credit" means (i) any "Letter of Credit" as defined in the Existing Loan Agreement and outstanding on the Effective Date and (ii) all letters of credit issued by the Facing Banks for the account of the Borrower pursuant to the provisions of Article III of the Agreement.

         "Lien" as applied to the property of any Person means:

                 (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Financing Lease, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

                 (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

                 (e) any Indebtedness which is unpaid more than 60 days after the same shall have become due and payable and which, if unpaid, might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over general unsecured creditors of such Person, and

                  (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

         "Loan" means any Revolving Credit Loan as well as all such loans collectively as the context requires.

         "Loan Documents" means, collectively, the Agreement, the Notes, the Security Documents and each other instrument, agreement and document executed and delivered by the Borrower in connection with the Agreement, the Letters of Credit and each other instrument, agreement or document referred to therein or contemplated thereby as such may be amended or supplemented from time to time.

         "Lockbox" means the U.S. Post Office Box(es) specified in the Lockbox Agreement.

         "Lockbox Agreement" means the agreement between the Borrower and the Agent or another Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

         "Materially Adverse Effect" means, with respect to any Person, a materially adverse effect upon such Person's business, assets, liabilities, condition (financial or otherwise) or results of operations or business prospects.

         "Maximum Rate" shall have the meaning ascribed to it in Section 4.1(e).

         "Money Borrowed" means, as applied to Indebtedness,

                  (a) Indebtedness for money borrowed,

                  (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                      (i) represented by notes payable, and drafts accepted, that represent extensions of credit,

                      (ii) constituting obligations evidenced by bonds,
                  debentures, notes or similar instruments, or

                      (iii) upon which interest charges are customarily paid
                  (other than income taxes) or that was issued or assumed as full or partial payment for property other than trade payables in the ordinary course of business and payable in accordance with customary trade terms, and

                  (c) Indebtedness that constitutes a Financing Lease.

         "Multiemployer Plan" has the meaning set forth in Section 4001(a) (3) of ERISA.

         "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received or payments of principal or premiums, returns of capital, liquidating liabilities or dividends, proceeds of sale or other dispositions with respect to such Investments.

         "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP, but shall in no event include subordinated debt.

         "New Subsidiary" means one of Chatham Fabrics, LLC, Elastic Fabrics of America, LLC or Chatham Consumer Products, LLC, each a Delaware limited liability company and each a Restricted Subsidiary wholly-owned, directly or indirectly, by the Borrower.

         "New Subsidiary Factoring Agreement" means each nonrecourse accounts receivable purchase agreement between the Borrower and a New Subsidiary providing for the purchase by the Borrower of Receivables of such New Subsidiary from time to time free of all Liens.

         "Note" means each of the Revolving Credit Notes and "Notes" means more than one of such notes.

         "Notice of Borrowing/Conversion/Continuation" has the meaning set forth in Section 4.2 of the Agreement.

         "Outstanding" means, with respect to the Loans, the unpaid principal amount thereof as of the date of determination.

         "Patent Security Agreement" means that certain Patent Security
Agreement and Conditional Assignment dated as of March   , 1996 executed and
delivered by the Borrower in favor of the Agent.

         "Payment Date" means any date funds are disbursed under a Letter of Credit by the Facing Bank to or on the order of a Beneficiary in response to a drawing.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Permitted Indebtedness" means Indebtedness for Money Borrowed permitted by Section 11.2 of the Agreement.

         "Permitted Investments" means:

                  (a) Investments of the Borrower or any Subsidiary in:

                      (i) cash and negotiable certificates of deposit, time
                  deposits and banker's acceptances issued by the Agent, any Affiliate of the Agent, or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000, and overnight commercial paper issued by any such bank or trust company,

                      (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,

                      (iii) sales on credit in the ordinary course of business,

                      (iv) notes, accepted in the ordinary course of business,
                  evidencing overdue accounts payable arising in the ordinary course of business, and

                      (v) long-term government securities required to secure
                  obligations for worker's compensation, and

                  (b) Investments of the Borrower in:

                      (i) its Subsidiaries as in effect on the Effective Date (as increased by earnings retention by such Subsidiaries),

                      (ii) Acquisitions (i) to the extent that the consideration is the Borrower's capital stock or (ii) which, in the aggregate from the date of the Agreement, do not have a cost in excess of $3,000,000. For purposes of this definition, "cost" means the cash purchase price paid or the fair market value of property contributed by the Borrower, plus any liabilities (other than normal trade payables or accruals) assumed or Guaranteed by the Borrower in the Acquisition. Any indebtedness of any Unrestricted Subsidiary which is Guaranteed by the Borrower or by any Restricted Subsidiary, whether or not Guaranteed in connection with an Acquisition, shall be deemed a "cost" incurred in an Acquisition for purposes of this definition, and

                      (iii) loans, advances or extensions of credit to Chatham &
                  Borgstena, Inc., not to exceed $2,000,000 at any one time outstanding.

         "Permitted Liens" means:

                  (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained on the books of the Borrower to the extent required by GAAP,

                  (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings,

                  (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation,

                  (d) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of the business of the Borrower,

                  (e) Liens of the Agent for the benefit of the Lenders arising under the Agreement and the Loan Documents,

                  (f) Liens arising out of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower is fully protected by insurance or in respect of which the Borrower shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which the Borrower has established appropriate reserves or security,

                  (g) Liens securing Permitted Indebtedness, provided that such Lien shall be confined solely to the item or items of property acquired with the proceeds of such Indebtedness or which is or are the subject of a Financing Lease permitted by Section 11.2(d) and such Lien shall be on terms and conditions satisfactory to the Required Lenders,

                  (h) Liens in existence on the Effective Date and listed on
         Schedule 6.1 (g), and

                  (i) Financing Statements filed by the Borrower, as purchaser, against the New Subsidiaries, as sellers, in connection with the acquisition by the Borrower of the Purchased Receivables.

         "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan maintained for employees of the Borrower that is covered by Title IV of ERISA, including such plans as may be established after the Agreement Date.

         "Purchased Receivables" means Receivables purchased by the Borrower from the New Subsidiaries from time to time pursuant to the New Subsidiary Factoring Agreement at a purchase price not greater than the face amount thereof.

         "Receivables" means and includes

                  (a) any and all rights to the payment of money or other forms of consideration of any kind classified under the Uniform Commercial Code as accounts, chattel paper, accounts receivable, letters of credit and the right to receive payment thereunder, insurance proceeds, notes, drafts, instruments, and acceptances from any Person, and

                  (b) all Guaranties in favor of a Person, security and Liens for payment thereof.

         "Register" shall have the meaning ascribed to it in Section 14.9(d) of the Agreement.

          "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

          "Required Lenders" means, at any time, any combination of at least two Lenders whose Revolving Facility Percentages aggregate at least 51%.

          "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock), other than a dividend, distribution or payment by any Restricted Subsidiary to the Borrower or any Restricted Subsidiary.

          "Restricted Payment" means (a) any redemption or prepayment, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness that is junior and subordinate to the Loans, and (b) the payment by any Person of the principal amount of or interest on any Indebtedness owing to a shareholder of such Person (other than to the parent of such Person) or to any Affiliate of any such shareholder.

          "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement of any shares of a Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person).

          "Restricted Subsidiary" means any Subsidiary of the Borrower, whether existing on or after the date of the Agreement, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary on the date it becomes a Subsidiary.

         "Restructuring Charge" has the meaning specified in the definition "EBITDA".

         "Revolving Credit Facility" means $45,000,000.

         "Revolving Credit Loans" means the "Revolving Credit Loans" made pursuant to the Existing Loan Agreement and outstanding on the Effective Date and the loans made to the Borrower pursuant to Section 2.1 of the Agreement.

          "Revolving Credit Notes" means the separate Amended and Restated Revolving Credit Notes made by the Borrower payable to the order of each of the Lenders evidencing the obligation of the Borrower to pay such Lender's Revolving Facility Percentage of the Revolving Credit Facility or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made to it by such Lender, plus interest thereon (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or a different Lender, whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A to the Agreement, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "Revolving Facility Amount" means $45,000,000, as reduced pursuant to the provisions of Section 2.6 of the Agreement, less the sum of (a) the Stated Amount of any outstanding Letter of Credit from time to time and the amount of any unreimbursed Drawing under any Letters of Credit, (b) the Interest Rate Exposure Reserve and (c) the Swap Reserve.

         "Revolving Facility Percentage" means, as to any Lender, the percentage of the Revolving Credit Facility obtained by dividing such Lender's Revolving Facility Percentage Amount by the Revolving Credit Facility as such percentage is set forth opposite such Lender's name on the signature pages hereof

         "Revolving Facility Percentage Amount" means: as to BankBoston, $25,000,000, and as to NationsBank, N.A., $20,000,000, or such other amount as may from time to time be reflected on the records of the Agent as a result of an assignment by a Lender pursuant to Section 14.9 hereof.

         "Schedule of Inventory" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 8.11(b).

         "Schedule of Receivables" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 8.11(a).

         "Secured Obligations" means, in each case, whether now in existence or hereafter arising,

                  (a) the principal of, and interest and premium, if any, on the Revolving Credit Loans,

                  (b) the aggregate Stated Amount of all outstanding Letters of Credit,

                  (c) the principal of, and interest and premium, if any, on the amounts advanced under any Letter of Credit,

                  (d) amounts due to any Lender under any Interest Rate Protection Agreement or to any Swap Counterparty, and

                  (e) all other indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or to the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of the Agreement, any Note, or any of the other Loan Documents.

         "Security Documents" means each of the following:

                  (a) the Financing Statements;

                  (b) the Trademark Security Agreement;

                  (c) the Patent Security Agreement; and

                  (d) each other writing executed and delivered by the Borrower or other Person pursuant to which the Borrower or such Person grants to the Agent for the benefit of the Lenders a lien or encumbrance on real or personal property to secure the payment and/or performance of the Secured Obligations or pursuant to which such Person guaranties the payment and/or performance of the Secured Obligations.

         "Security Interest" means the Liens in favor of the Agent for the benefit of the Lenders on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "Stated Amount" means at any time the amount available to be drawn by a Beneficiary under a Letter of Credit outstanding under the Agreement from time to time, as the Stated Amount of any such Letter of Credit may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Senior Subordinated Notes" means the Securities as such term is defined in the Indenture.

         "Subsidiary"

                  (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                      (i) if the holders of such stock, or other ownership
                  interests, are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                      (ii) in the case of such other ownership interests, if
                  such ownership interests constitute a majority voting interest, and

                  (b) when used with respect to a Plan, ERISA or a provision of the Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or (c) of the Code and the regulations thereunder.

          "Swap" means any derivative or capital markets transaction entered into between the Borrower and a Lender designed to maximize the total rate of return to the Borrower on a portion of the Senior Subordinated Notes through a combination of an interest rate swap and a hedge on the price of said Notes, PROVIDED THAT such hedging arrangements shall not cover more than $15,000,000 in aggregate principal amount of said Notes.

         "Swap Counterparty" means with respect to any Swap, the Lender party thereto.

         "Swap Obligation" means any amount due and owing by the Borrower to a Swap Counterparty.

          "Swap Reserve" means, with respect to all Swaps, the sum of the reserves determined by the relevant Swap Counterparties, each as specified in the relevant Swap documents or, if not so specified, in accordance with its customary methodology for similar agreements and, when used with respect to any single Swap, means the amount of the reserve determined by the Swap Counterparty thereto, provided that in no event shall the reserve with respect to any Swap exceed 100% of the face amount of the Senior Subordinated Notes covered thereby.

          "Taxes Paid" means, with respect to any period, the amount of income taxes due and actually paid during such period.

          "Termination Date" means March 31, 2002 or such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility terminated or such later date to which the same may be extended by agreement of the Borrower and all of the Lenders.

         "Termination Event" means

                  (a) a Reportable Event,

                  (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or

                  (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Plan.

         "Total Liabilities" means, as to any Person, the aggregate amount (excluding capital stock, additional paid-in capital and retained earnings) which should properly be classified as liabilities of such Person in accordance with GAAP, less the sum of cash and deferred taxes, determined in accordance with GAAP.

         "Trademark Security Agreement" means that certain Trademark Security Agreement and Conditional Assignment dated as of March , 1996 and executed by the Borrower in favor of the Agent.

         "Unfunded Vested Accrued Benefits" means, with respect to any Plan at any time, the amount (if any) by which

                  (a) the present value of all vested nonforfeitable benefits under such Plan exceeds

                  (b) the fair market value of all Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Plan.

         "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination will be designated an Unrestricted Subsidiary by the Borrower as provided below, (ii) any Subsidiary of an Unrestricted Subsidiary, and (iii) Clinton Mexico, Inc., Chatham & Borgstena, Inc., Chatham Real Properties, Inc., and North American Lace Co., Inc. The Borrower may designate any Subsidiary as an Unrestricted Subsidiary so long as (a) neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereto to be accelerated or payable prior to its stated maturity and (c) neither the Borrower nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was permitted under Section 9.2; provided, however, that with respect to clause (a) the Borrower or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability resulted in an Investment permitted under Section 11.4 at the time of incurrence or (y) the liability is permitted under Section 11.4 at the time of designation of such Unrestricted Subsidiary. Any such designation by the Borrower shall be evidenced to the Agent by filing a notice with the Agent giving effect to such designation. The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the Agreement.

         "Unused Commitment Fee" has the meaning specified in Section 4.3 of the Agreement.

         "Year 2000 Compliant" means, as to any computer application, that such computer application will not be negatively affected by the Year 2000 Problem and that such computer application is reasonably expected on a timely basis to be able to properly recognize and perform date-sensitive functions for all dates prior to, on and after January 1, 2000.

         "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by any suppliers, vendors or customers of the foregoing), or with which the Borrower's or such Subsidiaries' data processing systems communicate electronically may be unable to recognize properly and perform date-sensitive functions involving dates prior to, on or after January 1, 2000.

                                                                    EXHIBIT 10.2


                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE

  $20,000,000                                                   Atlanta, Georgia
                                                                    May 28, 1999

         FOR VALUE RECEIVED, the undersigned, CMI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of BANKBOSTON, NA (the "Lender") at the offices of BANKBOSTON, NA, as agent for the Lenders (together with its successor agents, the "Agent") located at 100 Federal Street, Boston, Massachusetts 02110, or at such other place within the United States as shall be designated from time to time by the Agent, on the Termination Date, the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or such lesser principal amount as may then constitute the aggregate unpaid balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrower also unconditionally promises to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Amended and Restated Revolving Credit Note constitutes an amendment and restatement of that certain Revolving Credit Note dated March 19, 1996 made by the Borrower in favor of the Lender in the original principal amount of $34,782,400, and is issued by the Borrower in exchange for and substitution for such Revolving Credit Note, but not in extinguishment of the Indebtedness evidenced by such Note.

         This Note is one of the Amended and Restated Revolving Credit Notes referred to in that certain Amended and Restated Loan and Security Agreement dated as of May 28, 1999 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined in the Loan Agreement being used herein as therein defined) among the Borrower, the Lender, the other financial institutions party thereto from time to time as "Lenders" and the Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrower, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTION 14.5A OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Revolving Credit Note as of the day and year first above written.

                                   BORROWER:
[CORPORATE SEAL]
                                   CMI INDUSTRIES, INC.

Attest:

                                   By:    J. A. Ovenden
                                         -----------------------------
By:     A. Michael Hopp            Name:  J. A. Ovenden
      ----------------------------       -----------------------------
Name:   A. Michael Hopp                   Exec. Vice President and CFO
      ----------------------------       -----------------------------
Title:  Vice President
      ----------------------------

                              AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$20,000,000                                                     Atlanta, Georgia
                                                                    May 28, 1999


         FOR VALUE RECEIVED, the undersigned, CMI INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of NATIONSBANK, N.A. (the "Lender") at the offices of BANKBOSTON, N.A., as agent for the Lenders (together with its successor agents, the "Agent") located at 100 Federal Street, Boston, Massachusetts 02110, or at such other place within the United States as shall be designated from time to time by the Agent, on the Termination Date, the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000), or such lesser principal amount as may then constitute the aggregate unpaid balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrower also unconditionally promises to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Amended and Restated Revolving Credit Note constitutes an amendment and restatement of that certain Revolving Credit Note dated March 19, 1996 made by the Borrower in favor of the Lender in the original principal amount of $26,087,200, and is issued by the Borrower in exchange for and substitution for such Revolving Credit Note, but not in extinguishment of the Indebtedness evidenced by such Note.

         This Note is one of the Amended and Restated Revolving Credit Notes referred to in that certain Amended and Restated Loan and Security Agreement dated as of May 28, 1999 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined in the Loan Agreement being used herein as therein defined) among the Borrower, the Lender, the other financial institutions party thereto from time to time as "Lenders" and the Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrower, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrower hereby agrees to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTION 14.5A OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Revolving Credit Note as of the day and year first above written.

                                     BORROWER:
[CORPORATE SEAL]
                                     CMI INDUSTRIES, INC.

Attest:
                                     By: /s/ J.A. Ovenden
                                         ---------------------------------------
By: /s/ A. Michael Hopp                  Name: J.A. Ovenden
   ------------------------------             ----------------------------------
   Name: A. Michael Hopp
        -------------------------        Title: Executive Vice President and CFO
                                               ---------------------------------
   Title: Vice President
         ------------------------